                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               VARITY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               VARITY CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                               VARITY CORPORATION

                              672 Delaware Avenue
                          Buffalo, New York 14209-2202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Stockholders of Varity Corporation (the "Company") will be held at the Hyatt Regency Buffalo, Two Fountain Plaza, Buffalo, New York on Thursday, the 23rd day of May, 1996 at 9:00 a.m. for the following purposes:

     (1) to elect twelve (12) directors;

     (2) to ratify the appointment of independent auditors;

     (3) to consider and act upon a proposal by the Board of Directors to approve amendments to the Shareholder Value Incentive Plan;

     (4) to consider and act upon a proposal by the Board of Directors to approve the Supplemental Retirement and Deferred Compensation Plan for Employees;

     (5) to consider and act upon a shareholder proposal, if properly presented, relating to director compensation; and

     (6) to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The close of business on April 4, 1996 has been fixed as the record date for the determination of stockholders who will be entitled to receive notice of and to vote at the Meeting.

                                          By Order of the Board of Directors

                                          KENNETH L. WALKER
                                          Secretary

Buffalo, New York
April 26, 1996

     STOCKHOLDERS MAY EXERCISE THEIR RIGHTS BY ATTENDING THE MEETING OR BY COMPLETING A FORM OF PROXY. SHOULD YOU BE UNABLE TO ATTEND THE MEETING IN PERSON, KINDLY DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY. IF YOU DO NOT VOTE YOUR SHARES IN PERSON, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AS INDICATED ON YOUR PROXY. IN THE ABSENCE OF INSTRUCTIONS, YOUR SHARES WILL BE VOTED: FOR THE PERSONS NOMINATED AS DIRECTORS IN ITEM 1 AND FOR ITEMS 2, 3, AND 4 AS LISTED ON THE FORM OF PROXY; AGAINST ITEM 5 AS LISTED ON THE FORM OF PROXY; AND AT THE PROXYHOLDER'S DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                               VARITY CORPORATION

                              672 Delaware Avenue
                          Buffalo, New York 14209-2202

                                PROXY STATEMENT

     This statement is being furnished in connection with the solicitation by the Board of Directors and management of Varity Corporation ("Varity" or the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of the Company, to be held on May 23, 1996 for the purposes set forth in the foregoing Notice of Meeting, and any adjournment thereof.

     The holders of shares representing not less than one-third of the total voting power of the shares entitled to be voted at the Meeting, present in person or by proxy, shall constitute a quorum. The Company had 39,325,426 shares of Common Stock and 2,001,000 shares of Class II Preferred Stock outstanding on April 4, 1996. Each share of Common Stock has one vote on each matter in question. Each share of Preferred Stock has approximately 0.98 votes on each matter in question. Shareholders of record at the close of business on April 4, 1996 are entitled to vote. The first date on which this proxy statement and accompanying proxy card are being mailed to stockholders is on or about April 26, 1996. Abstentions and broker non-votes shall not be counted as either for or against a matter or nominee, but the shares represented by such abstention or broker non-vote shall be considered present at the Meeting for quorum purposes.

                            1. ELECTION OF DIRECTORS

     The Board of Directors is elected annually and may consist of such number between 6 and 24 members as the directors may from time to time determine. The directors have determined that the number of directors following the Meeting shall be 12. Directors are elected by a plurality of the votes cast by the holders of voting securities at the Meeting. UNLESS AUTHORITY TO VOTE IS WITHHELD, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOR OF THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW. The term of office for each director will be from the date of the Meeting at which he is elected until the 1997 Annual Meeting of Stockholders of Varity or until his successor is elected or appointed. In the event of any vacancy on the Board of Directors prior to the Meeting, a majority of the directors then in office may fill such vacancy until a successor shall be elected and qualified.

     Information regarding the nominees is set forth below:

     PAUL M. F. CHENG, age 59, is the Chairman of Inchcape Pacific Limited, an Asian marketing and distribution subsidiary of Inchcape, plc. He is also a director of Inchcape, plc. Mr. Cheng was elected a director of the company in January, 1995. He is also the Chairman of N. M. Rothschild and Sons (Hong Kong) Limited and a director of The Union Insurance Society of Canton Limited, Sino Land Company Ltd., and Sino Hotels (Holding) Ltd.

     WILLIAM A. CORBETT, age 64, is Chairman of The New Providence Development Company Limited, a real estate development company in the Bahamas. He was a partner in the law firm of Fraser & Beatty in Toronto from 1964 until October, 1995. Mr. Corbett was first elected a director of the Company in 1984. He is also a director of Cara Operations Limited and CFM International Inc.

     THOMAS N. DAVIDSON, age 56, is a private investor. He also serves as Chairman of Nu-Tech Precision Metal Inc., a nuclear reactor construction company. He served as the Chairman of General Trust Corporation until 1993, Cardinal Crest Partners until 1993 and Reeftor Industries Ltd. until 1991. Mr. Davidson was first elected a director of the Company in 1987. He is also a director of Canada Publishing Corporation, Buffalo Brass Company, Derlan Industries and MDC Corporation.

     ROBERT M. GATES, age 52, is a consultant, author, and lecturer. He is the former Director of the United States Central Intelligence Agency. Prior to serving as Director, Mr. Gates served as Deputy National

Security Adviser and Assistant to the President of the United States. Mr. Gates was first elected a director of the Company in 1993. He is also a director of TRW, Inc. and NACCO Industries.

     LUIZ F. KAHL, age 59, is the former President of Carborundum Company and former Chief Executive of BP Advanced Materials. Mr. Kahl was first elected a director of the Company in 1993. He is also a director of National Fuel Gas Company.

     VINCENT D. LAURENZO, age 56, is retired. He has been Vice Chairman of the Board of Directors of the Company since 1988. Mr. Laurenzo served as President of Varity Corporation from 1981 until his retirement on November 1, 1994. He was first elected a director of the Company in 1982.

     W. DARCY MCKEOUGH, age 63, is Chairman of McKeough Investments Ltd., a private investment company. Mr. McKeough was first elected a director of the Company in 1986. He also serves as a director of Canada General Tower Limited, Canadian Imperial Bank of Commerce, Intertan Inc., McKeough Sons Co. Ltd., Mediacom Inc., Noranda Inc., Numac Energy, and St. Mary's Cement Corporation.

     SIR BRYAN NICHOLSON, age 63, is Chairman of British United Provident Association, a U.K. health service company. Sir Bryan Nicholson is also currently President of the Confederation of British Industry and has served as the non-executive Chairman of Varity Europe Limited (a subsidiary of the Company) since January, 1993. He is the former Chairman and Chief Executive Officer of the British Post Office. Sir Bryan Nicholson was first elected a director of the Company in 1993. He is also a director of British United Provident Association and GKN, PLC., both in the UK.

     VICTOR A. RICE, age 55, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1980. He was first elected a director of the Company in 1978. Mr. Rice also serves as a director of American Precision Industries, International Murex Technologies Corporation and Louisiana Land and Exploration Company.

     WARREN S. RUSTAND, age 53, is the Executive Chairman and Chief Executive Officer of Rural Metro Corporation, an ambulance and fire protection service company. He is also the Chairman and CEO of the Cambridge Company Ltd., and Chairman of Health Partners. He also serves as a director of Rural Metro Corporation, 20/20 Laser Centers, and Ventana Group Systems. Mr. Rustand has been a director since 1989.

     WILLIAM R. TESCHKE, age 66, is a corporate director. He served as a consultant to the Bank of Nova Scotia from 1985 until 1992 and previously served as Deputy Minister of the Canadian Department of Industry, Trade and Commerce and Regional Industrial Expansion. He was first elected a director of the Company in 1985. Mr. Teschke also serves as a director of Pratt and Whitney Canada, and The Gore Mutual Insurance Company.

     THE HONORABLE ROBIN H. WARRENDER, age 68, served from 1986 until February 1993 as Chairman and Chief Executive of London Wall Holdings plc (the holding company of a group of Lloyds of London underwriting agencies) which was placed into receivership in February 1994. Mr. Warrender was first elected a director in 1982.

DIRECTORS' COMMITTEES AND MEETINGS

     The Board of Directors met six times during the fiscal year ended January 31, 1996. During the fiscal year, each director of the Company attended 75% or more of the total number of Board Meetings and 75% or more of the total number of committee meetings for each committee on which he served, except that Mr. Cheng was unable to attend two board meetings during the fiscal year.

     The Company's Audit Committee during the fiscal year ended January 31, 1996 consisted of Directors Rustand, Gates, Laurenzo, McKeough, and Teschke. The Audit Committee reviews the financial statements of the Company, the scope and results of the internal and external audits of the Company, the internal financial controls of the Company, significant or unusual transactions between the Company and its associates and procedures that are being followed to ensure compliance with the Company Ethics Policy. The Audit Committee met three times during the fiscal year ended January 31, 1996.

     The Company's Human Resources Committee during the fiscal year ended January 31, 1996 consisted of Directors Nicholson, Cheng, Davidson, and Rice. The Human Resources Committee reviews the status of human resources and succession planning throughout the Company. The Human Resources Committee met four times during the fiscal year ended January 31, 1996.

     The Compensation Committee during the fiscal year ended January 31, 1996 consisted of Directors Davidson, Corbett, Kahl, and Warrender. The Compensation Committee has sole authority for the administration of salaries, pensions, and other compensation, as well as terms and conditions of employment, of senior executives. The Compensation Committee also has sole authority to administer any equity based compensation plan. The Compensation Committee met six times during the fiscal year ended January 31, 1996.

DIRECTORS' FEES AND COMPENSATION

     Directors receive an annual retainer of $25,000 plus $1,000 for each Board meeting attended ($500 for Board meetings held by teleconference). The chairman of a committee receives $2,500 for each committee meeting attended and other committee members receive $2,000 for each committee meeting attended. The Chairman and members of a committee each receive $500 for each committee meeting held by teleconference in which they participate. Only one attendance fee, however, is paid for multiple Board and committee meetings on the same day. Directors are also reimbursed for travel expenses in connection with meetings. Directors who are Company employees do not receive Board attendance or committee attendance fees.

     Directors who are not employees of the Company, upon retirement from the Board of Directors, have been entitled to a payment which equals $10,000 times the number of years that the retiring director has served as a non-employee director of the Company, up to a maximum of ten years. On March 26, 1996, the Company's Board of Directors terminated the retirement program for non-employee directors and adopted a director share ownership plan. All amounts due under the non-employee directors' retirement program will be converted, based on the fair market value of Varity's common stock on May 23, 1996, into Varity share units under the director share ownership plan. Under the director share ownership plan, on February 21st of each year after 1996, for each of the first ten years of service as a Varity director, the Company will credit each non-employee director's account under the plan with a number of Varity share units equal to the number resulting from dividing 10,000 by the fair market value of Varity's common stock on that day. Each director also has the option to defer all or a portion of his directors' fees and retainer into the director share ownership plan and receive Varity share units equal to 120% of the fair market value of Varity Common Stock. The value of the share units under the director share ownership plan will be paid in cash to a director only upon his leaving Varity's Board of Directors. The Company believes that the director share ownership plan will assist directors in increasing their share ownership interest. During the fiscal year ended January 31, 1996, the Company adopted a director share ownership policy to encourage each of Varity's directors to hold at least 1,500 Varity shares within three years.

     Under the current Shareholder Value Incentive Plan approved by the shareholders, each non-employee director in office immediately following each annual shareholder meeting receives a grant of options to purchase 3,000 Varity common shares at a premium, as determined by a formula, above the average closing price of the shares on the New York Stock Exchange for the final 20 trading days in the preceding January. On May 25, 1995, each non-employee director was granted 3,000 options with an exercise price set at a 45% premium. Under the Shareholder Value Incentive Plan amendments, as proposed to shareholders in this proxy statement, each non-employee director in office immediately following the 1996 Annual Meeting and on each February 21st thereafter will receive a grant of premium trigger options to purchase 3,000 shares with an exercise price set at the fair market value on the date of grant and a vesting price set at a premium, as determined by formula, above the average closing price of the shares on the New York Stock Exchange for the last 20 trading days of January immediately preceding the grant, provided however in any case each option shall be fully exercisable on the ninth anniversary of the grant date.

     Sir Bryan Nicholson is compensated L80,000 annually as the non-executive Chairman of Varity Europe Limited. In addition he is eligible to receive a short term incentive award based on the performance of the Company. For fiscal 1995 he received an award of L24,240.

DIRECTORS' AND OFFICERS' SHARE OWNERSHIP

     The table below sets forth, as of April 4, 1996, the beneficial ownership (as defined by the Securities and Exchange Commission, the "SEC") of the Company's equity securities by the directors and executive officers of the Company. As of April 4, 1996, Mr. Laurenzo and Mr. Rice beneficially owned respectively (including shares issuable upon exercise of options exercisable within 60 days of April 4, 1996) approximately 1.1% and 1.6% of the Company's outstanding Common Stock. As of April 4, 1996, no other director or executive officer of the Company individually beneficially owned more than 1% of the Company's outstanding Common Stock. As of April 4, 1996, all directors and executive officers as a group beneficially owned approximately 4.2% of the Company's Common Stock. As of April 4, 1996 no director or executive officer owned any Class II Preferred Stock.

                                                                      COMMON
                                                                    SHARES(1)
                                                                    ----------
                 P. M. F. Cheng..................................        3,000
                 W. A. Corbett (2)...............................       10,100
                 T. N. Davidson..................................       15,480
                 R. M. Gates.....................................        6,290
                 L. F. Kahl......................................       10,500
                 V. D. Laurenzo..................................      450,090
                 W. D. McKeough..................................       15,000
                 B. Nicholson....................................       10,379
                 V. A. Rice......................................      629,907
                 W. S. Rustand...................................        9,100
                 W. R. Teschke...................................       11,500
                 R. H. Warrender.................................        9,100
                 N. D. Arnold....................................      134,712
                 J. H. Chandler..................................       41,500
                 J. A. Gilroy....................................      117,673
                 J. E. Utley.....................................       99,171
                 All Directors and Executive Officers as a Group
                   (27 Persons)..................................    1,684,561

- ---------------

Notes:

(1) Includes the following shares of the Company's Common Stock issuable upon the exercise of options which are exercisable within 60 days of April 4, 1996: for Mr. Cheng 3,000 shares, Mr. Gates 6,000 shares, Mr. Laurenzo 378,890 shares, Mr. Rice 541,087 shares, all other Directors 9,000 shares each, Mr. Arnold 116,967 shares, Mr. Chandler 35,000, Mr. Gilroy 111,063 shares, Mr. Utley 92,400 shares and all directors and executive officers as a group (27 persons) 1,467,436 shares. Includes also share units held through the Company's Retirement Equity and Deferred Compensation Plan: for Mr. Chandler 6,500 shares and Mr. Utley 3,000 shares.

(2) From 1964 until October, 1995, Mr. Corbett was a partner of Fraser & Beatty, who have provided and continue to provide legal advice to the Company.


     Thomas N. Davidson, a director of the Company, filed late with the SEC one required report relating to one transaction involving Common Stock of the Company. John E. Utley and Anthony T. Williams, executive officers of the Company, each filed late with the SEC one report relating to one transaction involving Common

Stock of the Company. In making this statement, the Company has relied on the written representations of its incumbent directors and executive officers and copies of the reports that they have filed with the SEC.

                      2. RATIFICATION OF AUDITORS (ITEM 2)

     UNLESS OTHERWISE SPECIFIED, SHARES REPRESENTED BY MANAGEMENT PROXIES WILL BE VOTED FOR THE APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP, AS INDEPENDENT AUDITORS OF THE COMPANY, TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS. KPMG Peat Marwick LLP were initially appointed as auditors of the Company at the 1990 Annual Meeting of Stockholders.

     To the knowledge of the Company, neither KPMG Peat Marwick LLP nor any of its partners has any direct or indirect financial interest in the Company or any of the Company's subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 1997.

     3. APPROVAL OF AMENDMENTS TO SHAREHOLDER VALUE INCENTIVE PLAN (ITEM 3)

     The Board of Directors has approved and recommended to the shareholders the approval of amendments to the Shareholder Value Incentive Plan (as proposed to be amended, the "Plan"). The Shareholder Value Incentive Plan was originally approved by the shareholders in 1993 and provides for the award of stock options, restricted stock and performance shares. Approval of the amendments to the Plan requires the affirmative vote of a majority of the voting power present in person or represented by proxy at the Meeting and entitled to vote. UNLESS OTHERWISE SPECIFIED, SHARES REPRESENTED BY MANAGEMENT PROXIES WILL BE VOTED FOR THE PLAN AS APPROVED BY THE BOARD OF DIRECTORS.

DESCRIPTION OF AMENDMENTS

     In view of recent tax legislation which limits the deductibility of executive compensation paid to certain executive officers of the Company unless such compensation is "performance-based" and to provide the Company with additional flexibility in granting awards under the Plan, the Company proposes certain amendments to the Plan as follows:

          -- Limit the maximum number of shares with respect to stock options that may be awarded to any participant in the Plan in any year to 500,000 shares.

          -- Prohibit the Committee from increasing the amount of compensation payable under any performance-based award to the extent such an increase would cause the award to lose its qualification as performance-based compensation.

          -- Provide the Committee with additional discretion with resect to the treatment of awards upon a participants death, disability, retirement or other termination of employment.

          -- Permit the grant of transferable stock options.

          -- Amend the terms of the grant of options to Directors.

          -- Delete the provision that restricted applicability of the Plan to awards payable in shares, measured by referring to stock prices or otherwise considered derivative securities within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

PLAN DESCRIPTION

     The following description of the Plan, is qualified in its entirety by reference to the Plan as amended. References in the following description of the Plan to the exercise of discretion by the Compensation Committee of the Board of Directors (the "Committee") do not apply to the portion of the Plan relating to Directors' Options.

ADMINISTRATION

     The Plan will be administered by the Committee, each member of which is required to be a "disinterested person" within the meaning of Rule 16b-3 or any successor rule under the Exchange Act.

SHARES SUBJECT TO THE PLAN

     The maximum number of shares of Common Stock of the Company which may be issued pursuant to awards under the Plan is not changed by the proposed amendment and remains as 10% of the shares of Common Stock outstanding from time to time; provided that no more than 1,000,000 shares may be issued pursuant to incentive stock options under the Plan. The shares issued under the Plan prior to the proposed amendment will be counted against the shares which may be issued under the Plan. The proposed amendment will provide an additional limitation by establishing the number of shares with respect to which stock options and stock appreciation rights may be granted in a calendar year to any employee. The proposed per employee maximum is 500,000 shares per calendar year.

     At April 4, 1996, the closing price of the Company's Common Stock as reported on the New York Stock Exchange was $43.00.

GRANTS OF AWARDS

     Subject to the provisions of the Plan, the Committee (i) determines and designates eligible employees; (ii) grants awards to eligible employees; (iii) determines the form or forms of award to be granted; (iv) determines the terms of each award; (v) establishes performance objectives for awards; (vi) determines the price at which shares of Common Stock may be offered under each award; and (vii) interprets, construes and administers the Plan and any related award agreement and defines the terms employed therein. No options granted pursuant to the Plan are transferable other than by will or by the laws of descent and distribution; provided that the proposed amendment will give the Committee the discretion to grant transferable options and to amend outstanding options to make them transferable and such additional transferability rights will be set forth in the applicable individual award agreements.

     For purposes of the Plan, "eligible employee" means an employee of any participating company whose responsibilities and decisions, in the judgment of the Committee, significantly affect the management, growth, performance or profitability of any participating company, and "participating company" means the Company or any subsidiary or other company related to the Company; provided that there are additional limitations for incentive stock options. Because the grant of awards under the Plan is at the discretion of the Committee, it is not possible to indicate which persons may receive awards under the Plan or the amount of such awards. However, there are approximately 300 persons employed by participating companies, as of April 4, 1996, who would be eligible as a class and from among whom the Committee could select participants.

STOCK OPTIONS

     The Committee will determine the terms and conditions of the options granted under the Plan, including the type of option and the time and manner in which each option becomes exercisable. Generally, the exercise period for any option, including any extension which the Committee may from time to time decide to grant, may not exceed ten years from the date of grant. The option price per share will be determined by the Committee at the time any option is granted and may not be less than the fair market value or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of the fair market value, on the date the option is granted.

     Except as otherwise provided in the Plan, the option exercise price must be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including stock owned by the optionee. The Committee may provide, in its discretion, that all or a portion of the option exercise price may be paid by the eligible employee's promissory note, which may be secured or unsecured, bearing interest, if any, at a rate specified by the Committee and subject to such other terms and conditions as the Committee may specify.

     At the discretion of the Committee, an eligible employee who exercises an option using shares of stock to pay the exercise price or related withholding taxes may receive a replacement option for the same number of shares that the eligible employee delivers to the Company in such payment. The exercise price per share for the replacement option will be not less than the fair market value of a share of stock at the time the replacement option is issued, and the term of the replacement option will be the same as the remaining balance of the term of the original option.

     The Plan contains special rules covering the time of exercise of options in the case of an employee recipient's death, disability, retirement or other termination of employment. The proposed amendment grants the Committee the authority to extend the post-termination exercise period for options.

     On March 25, 1996 the Committee approved the grant of ten-year term options to senior and other management executives with an exercise price set at fair market value of a share of Common Stock on the date of grant. Each of these options becomes fully exercisable at such time that the Common Stock closes at or above a premium price of $46.37, on the New York Stock Exchange for 10 consecutive trading days; provided that each option becomes exercisable no later than nine years after the date of the grant. For 1996, the premium represents a 30% increase over the average closing price of the Common Stock on the New York Stock Exchange for the last 20 trading days in January 1996.

                               NEW PLAN BENEFITS

                         VARITY CORPORATION SHAREHOLDER

                              VALUE INCENTIVE PLAN

                                                     OPTIONS                   PREMIUM PRICE
                                        ----------------------------------     FOR EXERCISE
             NAME AND POSITION          OPTIONS GRANTED     EXERCISE PRICE     OF OPTIONS(1)
     ---------------------------------  ---------------     --------------     -------------
     V.A. Rice, Chairman and Chief          148,135             $40.50            $ 46.37
       Executive Officer
     N.D. Arnold, Senior Vice                36,205             $40.50            $ 46.37
       President, Chief Financial
       Officer
     J.H. Chandler, Senior Vice              30,073             $40.50            $ 46.37
       President, Chief Administrative
       Officer
     J.A. Gilroy, Senior Vice                80,275             $40.50            $ 46.37
       President, Chief Operating
       Officer
     J.E. Utley, Senior Vice                 35,165             $40.50            $ 46.37
       President, Strategic Marketing
     Executive Officer Group                458,348             $40.50            $ 46.37(2)
     Non-Executive Officer Employee         431,115             $40.50            $ 46.37(3)
       Group

- ---------------

(1) The price represents the average closing price of Common Stock on the New York Stock Exchange (the "NYSE") for the last 20 trading days in January 1996 increased by the average five year U.S. government bond average annual percentage yield during the last 20 trading days in January 1996 compounded five times.

(2) 26,200 of the 458,348 options granted to the Executive Officer Group do not contain a premium price vesting requirement, but vest over a three year period. None of the named officers received any such options.

(3) 138,300 of the 431,115 options granted to Non-Executive Officer Employees do not contain a premium price vesting requirement, but vest over a three year period.


PERFORMANCE SHARE AWARDS

     The Committee shall determine a performance period (the "Performance Period") of one or more years and performance objectives for grants of performance share awards. Performance Periods may overlap and eligible employees may participate simultaneously with respect to performance share awards for which different Performance Periods are prescribed.

     At the beginning of a Performance Period, the Committee determines, with respect to that Performance Period, the range of dollar values or number of shares, if any, to be paid to an eligible employee as an award if the relevant measure of Company performance for the Performance Period is met. Each performance share award may be paid in whole shares of Common Stock (together with any cash representing fractional shares of stock), or cash, or a combination of stock and cash either as a lump sum payment or in annual installments, all as the Committee determines.

     If, during the course of a Performance Period, significant events occur, as determined by the Committee, including, but not limited to, a reorganization of the Company, which the Committee expects to have a substantial effect on a performance objective during such Performance Period, the Committee may revise such objective; provided, however, that in the case of any award which is intended to qualify as "performance-based compensation" within the meaning of
Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), if the award agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the award to the extent such an increase would cause the award to lose its qualification as such performance-based compensation.

     The Plan contains special rules covering performance share awards in the case of an employee recipient's death, disability, retirement or other termination prior to the end of the Performance Period.

RESTRICTED STOCK INCENTIVE SHARES

     Restricted stock incentive shares are subject to a restriction period (after which restrictions lapse) commencing on the date the award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee determines (the "Restriction Period"). Except in the case of restricted stock incentive shares received as the result of the exercise of an option, as payment for a performance share award, or in exchange for cash compensation otherwise payable to an eligible employee, the Committee shall include performance criteria in determining the Restriction Period for restricted stock incentive shares.

     Except as otherwise provided in the Plan, no restricted stock incentive shares received by an eligible employee may be sold or transferred during the Restriction Period.

     The Plan contains special rules covering the lapse of restrictions and/or the forfeiting of restricted stock incentive shares in the case of an employee recipient's death, disability or other termination prior to the lapse of the Restriction Period.

OTHER STOCK-BASED AWARDS

     The Committee may grant other awards under the Plan which are denominated in stock units or pursuant to which shares of Common Stock or cash may be acquired.

DIRECTORS' OPTIONS

     The proposed amendment provides that on the date of the 1996 Meeting of the Company's shareholders, and on each February 21 thereafter, subject to shareholder approval, each non-employee member of the Board of Directors of the Company in office on such grant date will automatically be granted an option to purchase 3,000 shares of Common Stock at a price equal to the closing price of the Common Stock on the New York Stock Exchange trading day preceding the date of grant.

     Each option granted to a Director becomes fully exercisable on the earlier of nine years after the date of the grant or the date on which the Common Stock closes on the New York Stock Exchange for at least 10 consecutive trading days at a premium price to be set at the time of grant. The premium price equals the average closing price of the Common Stock on the New York Stock Exchange for the last 20 trading days in the preceding January increased by the average five year U.S. government bond average annual percentage yield during the last 20 trading days in the preceding January compounded five times. For 1996, the premium price is $46.37. Each option expires on the tenth anniversary of the date of grant; provided that if a person or group of persons acquires or obtains the right to acquire 25% or more of the outstanding Common Stock within a twelve-month period, all options held by Directors become immediately exercisable. Exercisability of the option is not dependent upon the Director's continuing service on the Board.

     The purchase price of an option granted to a Director is required to be paid to the Company at the time of exercise either in cash, or in shares of stock already owned by the optionee for at least six months at the time of exercise (or such other period as the Company's regular independent auditors may specify to avoid adverse accounting treatment).

AMENDMENT OR DISCONTINUANCE

     The Board may, at any time, amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments must be reported to the Board. No amendment may become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation.

ADJUSTMENTS; CHANGE IN CONTROL

     In the event of any recapitalization, reclassification, split-up or consolidation of shares of stock, separation (including a spin-off), dividend on shares of Common Stock payable in capital stock, or other similar change in capitalization of the Company, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or other similar event, the Committee may make such appropriate adjustments in the option prices of outstanding options, in the number and kind of securities which may be issued pursuant to awards under the Plan, including awards then outstanding, and in the aggregate number of shares with respect to which awards may be granted as the Committee deems equitable with a view toward maintaining the proportionate interest of the participant and preserving the value of the award.

     The Committee in its discretion may include provisions in an award that become effective upon a change in control of the Company (as defined by the Committee) and that provide for acceleration of the exercisability of, the lapse of restrictions on, or the payment under, the award. In the case of options, such provisions may also include the right, in lieu of exercising such option, to elect to surrender all or part of such option to the Company and to receive cash in an amount equal to the excess of (i) the higher of (x) the fair market value of a share of stock on the date such right is exercised and (y) the highest price paid for stock or, in the case of securities convertible into stock or carrying a right to acquire stock, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into stock or at which stock may be acquired, by any person or group whose acquisition of voting securities has resulted in a change of control of the Company over (ii) the exercise price per share under the option, multiplied by the number of shares of stock with respect to which such right is exercised. Such provisions may be included in an award at the time of grant of the award or thereafter.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences associated with grants of options and other awards under the Plan. This summary is based on the provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. It does not describe all federal income tax consequences under the Plan, nor does it describe foreign, state or local tax consequences.

  STOCK OPTIONS

     In general, a grant of a stock option will not be a taxable event to a recipient and it will not result in a deduction to the Company. The tax consequences associated with exercise of a stock option granted under the Plan, and with the subsequent disposition of Common Stock acquired on exercise of such an option will depend in part on whether the option is an incentive stock option (within the meaning of Section 422 of the Code) or a non-qualified stock option.

     Upon the exercise of a non-qualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the Common Stock will be capital gain or loss, long-term or short-term depending on the holding period for the Common Stock.

     Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a non-qualified stock option. Also, incentive stock options granted under the Plan to any participant will be treated as non-qualified stock options to the extent they (together with any other incentive stock options granted after 1986 under other plans of the Company and its subsidiaries) first become exercisable in any calendar year for Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If Common Stock acquired upon exercise of an incentive stock option is sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, any gain or loss will be long-term capital gain or loss. If Common Stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term depending on how long the Common Stock has been held. Where Common Stock is sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than its fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the Common Stock has been held.

     Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

  RESTRICTED STOCK

     A participant who receives shares of restricted stock will generally recognize ordinary income at the time the restrictions on transferability lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nontransferable will be ordinary compensation income to the participant (and generally deductible by the Company).

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to Shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

  PERFORMANCE SHARE AND OTHER AWARDS

     With respect to performance share awards and other awards under the Plan not described above, generally, when a participant receives payment with respect to an award granted under the Plan, the amount of cash and the fair market value of the Common Stock received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes of the Company.

  PAYMENT OF WITHHOLDING TAXES

     The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Plan.

  SPECIAL RULES

     Special rules may apply to a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 (generally directors, executive officers and 10% stockholders). Certain additional special rules apply if the exercise price for an option is paid for in Common Stock previously owned by the optionee rather than in cash.

  LIMITATION ON DEDUCTIBILITY

     Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the Plan) by a public company to a "covered employee" (the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options granted under the Plan to comply with the exception to nondeductibility under Section 162(m) of the Code for performance-based compensation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

     4. APPROVAL OF SUPPLEMENTAL RETIREMENT AND DEFERRED COMPENSATION PLAN
                             FOR EMPLOYEES (ITEM 4)

     The Board of Directors has approved and recommends to the shareholders the approval of the Supplemental Retirement and Deferred Compensation Plan for Employees (the "Supplemental Plan"). Approval of the Supplemental Plan requires the affirmative vote of majority of the voting power present in person or represented by proxy at the Meeting and entitled to vote. UNLESS OTHERWISE SPECIFIED, SHARES REPRESENTED BY MANAGEMENT PROXIES WILL BE VOTED FOR THE SUPPLEMENTAL PLAN AS APPROVED BY THE BOARD OF DIRECTORS.

PLAN DESCRIPTION

     The following description of the Supplemental Plan is qualified in its entirety by reference to the Supplemental Plan, a copy of which is attached as Annex A to this proxy statement. The Supplemental Plan has been adopted by the Company's Board of Directors, subject to shareholder approval.

GENERAL

     The Supplemental Plan is comprised of three parts as detailed below, providing for supplemental benefits under certain retirement plans of the Company and for deferral of compensation.

ADMINISTRATION

     The Supplemental Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), each member of which is required to be a "disinterested person" within the meaning of Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934. The Committee shall designate those employees entitled to participate in the Supplemental Plan in a manner consistent with the terms of the Supplemental Plan. There are approximately 20 persons employed by participating companies, as of April 4, 1996, who would be eligible as a class and from among whom the Committee could select participants.

RETIREMENT BENEFITS

     The Supplemental Plan provides that a participant who participates in the Company's tax-qualified defined contribution retirement plan (the "Retirement Plan") shall have additional benefits under the Supplemental Plan in an amount equal to the excess of (i) the amount of employer contributions that would have been credited to the participant's account under the Retirement Plan without regard to the benefit limitations of the Retirement Plan and without regard to any election to defer compensation under the Supplemental Plan (or any other nonqualified deferred compensation plan maintained by the Company) over (ii) the amount of contributions allocated to the account of the participant under the Retirement Plan for that calendar year. A participant's account will be credited with such additional contributions and with earnings or losses periodically deemed to have accrued on the participant's retirement benefits pursuant to the investment rules established by or in accordance with the Supplemental Plan (the "Investment Rules").

     In addition, the retirement benefits of a participant may include additional contribution amounts determined, and set forth in a written resolution, by the Committee in its discretion.

SAVINGS BENEFITS

     The Supplemental Plan provides that a participant who has elected to make compensation reduction contributions on his or her behalf to the tax-qualified retirement plan maintained for employees of the participant's employer pursuant to Section 401(k) and related provisions of the Code (the "Savings Plan") in an amount at least equal to the maximum allowed by applicable law shall have additional benefits under the Supplemental Plan in an amount equal to the aggregate amount (if any) by which any employer matching contributions which an employer otherwise would make, or be deemed to make, under the Savings Plan with respect to the participant are limited during any calendar year (i) by the benefit limitations of the Savings Plan or (ii) because of any election to defer compensation under the Supplemental Plan (or any other nonqualified deferred compensation plan maintained by the participant's employer). A participant's account will be credited with such additional contributions and with earnings or losses periodically deemed to have accrued on the participant's Savings Benefits pursuant to the Investment Rules.

DEFERRED COMPENSATION

     Each participant may elect that either or both of the following (subject to certain limits) be payable only as deferred compensation under the Supplemental
Plan: (a) salary or Board of Directors retainer or fees otherwise payable to the participant during a plan year, or (b) bonus amounts otherwise payable to the participant with respect to a plan year.

     The election to defer compensation must be made no later than the December 31st immediately preceding the commencement of the plan year for which such deferral is to take effect. Notwithstanding the foregoing, a participant may make such an election within 30 days after first becoming eligible to participate in the Supplemental Plan, with respect to (i) salary or Board of Directors retainer or fees payable after the effective date of the election or
(ii) bonus payments to be made for performance during the plan year in which the election is made. The election to defer compensation shall be irrevocable and shall continue in effect for the plan year to which it applies, and a participant may make an irrevocable election with respect to the deferral of compensation which shall remain in effect for all future plan years until changed in writing, which change shall apply prospectively to the plan year beginning after the date of the written change of election.

     Deferred compensation shall be adjusted periodically to reflect deemed earnings or losses in accordance with the Investment Rules.

INVESTMENT RULES FOR COMPANY COMMON STOCK

     Participants who are selected and designated by the Committee as entitled to make deemed investment elections with respect to Common Stock ("Equity Participants" or "Global Equity Participants") may elect to have the deemed investment earnings or losses on their benefits payable under the Supplemental Plan determined on the basis of deemed investments in Common Stock pursuant to the rules set forth in the Supplemental Plan. The maximum number of shares of Common Stock in which Equity Participants and Global Equity Participants may be deemed to have invested pursuant to the Supplemental Plan shall be 500,000.

     Each Equity Participant may make a written irrevocable election to (i) have all or a portion of his or her retirement benefits, savings benefits and deferred compensation under the Supplemental Plan (collectively the "Benefits") deemed invested in Common Stock; or (ii) change his or her deemed investment election from Common Stock to another deemed investment alternative available under the investment rules of the Supplemental Plan; provided, however, that such an election shall be effective no earlier than six months from the date it is made.

     The Committee, in its discretion, may provide for matching contributions in an amount equal to the fair market value on the matching date of up to 20% of the number of shares of Common Stock deemed acquired on behalf of such Equity Participant under the Supplemental Plan during the preceding plan year and such additional benefits shall be deemed to be invested for purposes of the Supplemental Plan in Common Stock. Notwithstanding any provision of this Supplemental Plan to the contrary, Benefits shall be distributable only in cash.

     In addition, participants designated as Global Equity Participants by the Committee may make an annual election to have up to $2,500 (or such other amount established by the Committee) of their Benefits deemed invested in Common Stock; provided, however, that such an election shall be effective no earlier than six months from the date it is made. Additionally, on the last day of the plan year which includes the effective date of the election, the Global Equity Participant's Benefits will be increased by an amount equal to 65% of the fair market value on such date of the Common Stock deemed acquired on behalf of such Global Equity Participant pursuant to the Supplemental Plan during such plan year and such additional benefits shall be deemed to be invested for purposes of the Supplemental Plan in Common Stock. A Global Equity Participant may not change his or her deemed investment election with respect to such Benefits from Common Stock to another deemed investment alternative available under the investment rules of the Supplemental Plan.

     All Benefits that an Equity Participant or a Global Equity Participant elects to have deemed invested in Common Stock shall be credited to a bookkeeping account under the Supplemental Plan in the form of deemed shares of Common Stock. The number of deemed shares of Common Stock so credited shall be equal to the number of shares having an aggregate fair market value on the effective date of the election (no earlier than six months from the date it is made) equal to the amount of Benefits for which the deemed election is made.

VESTING AND PAYMENT

     No amount shall be payable to a participant under the Supplemental Plan to the extent it represents retirement benefits or savings benefits (each as described above) that would have been forfeited under the vesting provisions (if any) of the Retirement Plan or the Savings Plan (as the case may be) if payable thereunder; provided that all benefits will become vested upon a change in control, as defined in the plan. Deferred compensation payable to a participant under the Supplemental Plan shall be fully vested at all times.

     Except as otherwise provided, benefits payable under the Supplemental Plan shall be paid to a participant either: (i) in a cash lump sum within 30 business days after the first date on which the participant is no longer employed by an employer or any other subsidiary or affiliate of the Company; or, (ii) if elected by the participant in accordance with the Supplemental Plan and if such termination of employment is (x) for a reason other than death and occurs after the sum of the participants age and full years of service with the Company, its subsidiaries and affiliates equals at least 55 or (y) by reason of disability, (A) in a cash lump sum within 30 business days after the first anniversary of the date on which the participant is no longer employed by an employer or any other subsidiary or affiliate of the Company or (B) in annual installments for up to fifteen years following such termination of employment.

SOURCE OF PAYMENT

     All payments provided for under the Supplemental Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the participant or his or her beneficiary from any trust or special or separate fund established by the Company to assist it in making such payments.

                               NEW PLAN BENEFITS

                   VARITY CORPORATION SUPPLEMENTAL RETIREMENT

                         AND DEFERRED COMPENSATION PLAN

                             NAME AND POSITION                          DOLLAR VALUE(1)
        -----------------------------------------------------------     ---------------
        V.A. Rice, Chairman and Chief Executive Officer                    $ 146,753
        N.D. Arnold, Senior Vice President, Chief Financial Officer        $  36,640
        J. H. Chandler, Senior Vice President, Chief Administrative
          Officer                                                          $  30,208
        J.A. Gilroy, Senior Vice President, Chief Operating Officer        $       0
        J. E. Utley, Senior Vice President, Strategic Marketing            $  41,463
        Executive Officer Group                                            $  47,622

- ---------------

(1) The amounts set forth in the table represent amounts that would have been credited (other than matching contributions or other contributions for Global Equity Participants) to the accounts of the individuals or group listed for the Company's last fiscal year as if the Supplemental Plan had been in effect. Estimated annual payments to be made by the Company for current service cannot be determined because amounts to be credited will depend on, among other things, the compensation of participants and elections made by participants under other benefit plans of the Company.


AMENDMENT OR DISCONTINUANCE

     The Committee may, at any time, amend, suspend or terminate the Supplemental Plan, provided that all such amendments must be reported to the Board. No amendment may become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary to comply with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation.

ADJUSTMENTS

     In the event of any recapitalization, reclassification, split-up or consolidation of shares of stock, separation (including a spin-off), dividend on shares of Common Stock payable in capital stock, or other similar change in capitalization of the Company, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or other similar event, the Committee may make such appropriate adjustments in the number and kind of securities or other property in which an Equity Participant's or Global Equity Participant's investment is deemed made under the Supplemental Plan, and in the aggregate number of shares with respect to which investments may be deemed to be made under the Supplemental Plan as the Committee deems equitable with a view toward maintaining the proportionate interest of the participant and preserving the value of the Supplemental Plan.

CHANGE OF CONTROL

     Notwithstanding the other provisions of the Supplemental Plan, each participant's Benefits (to the extent not previously paid) shall be payable (i) to the participant in a cash lump sum as soon as practicable, but not later than 10 business days, after a Change in Control, or (ii) to the participant's beneficiary in a cash lump sum as soon as practicable following the participant's death. Change of Control is defined generally as any of the following: (i) on or after the effective date of the Supplemental Plan, any person or group of persons becomes the beneficial owner of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) at any time subsequent to the effective date of the Supplemental Plan there shall be elected to the Board of Directors any director or directors whose election by the Board of Directors was not approved by a vote of at least a majority of the directors (the "Prior Board") then still in office who were either directors on the effective date of the Supplemental Plan or whose election was previously so approved; (iii) a reorganization, merger, consolidation, combination, corporate restructuring or similar transaction (an "Event") occurs in which the beneficial owners of the Company immediately prior to the Event do not, following such Event, beneficially own more than 60% of the combined Voting Power; (iv) an Event occurs which results in new directors constituting 25% or more of the board of Directors; or (v) the Board of Directors adopts a resolution to the effect that, for purposes of the Supplemental Plan, a Change of Control has occurred.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

     5. SHAREHOLDER PROPOSAL -- RELATING TO DIRECTOR COMPENSATION (ITEM 5)

     An individual holding 300 shares in trust has indicated his intention to present a proposal at the 1996 Annual Meeting. The name and address of the shareholder proponent will be furnished by the Company promptly upon receipt of a request therefor. In accordance with applicable rules of the Securities and Exchange Commission, the proposal of such shareholder (for which neither the Company nor its Board of Directors has any responsibility) is set forth below:

     The shareholders of Varity Corporation request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following: Beginning on the 1997 Varity Corporation fiscal year all members of the Board of Director's total compensation will be solely in shares of Varity Corporation common stock each year. No other compensation of any kind will be paid.

SUPPORTING STATEMENT

     For many years the Rossi family have been submitting for shareholder vote, at this corporation as well as other corporations, proposals aimed at putting management on the same playing field as the shareholders. This proposal would do just that.

     A few corporations have seen the wisdom in paying directors solely in stock. Most notably, Scott Paper and Travelers. Ownership in the Company is the American way. We feel that this method of compensation should be welcomed by anyone who feels they have the ability to direct a major corporation's fortunes.

     The directors would receive shares each year. If the corporation does well, the directors will make more money in the value of the stock they receive and the dividend that usually rise with more profits. If things go bad, they will be much more inclined to correct things, because it will be coming directly out of their pockets. Instead of the way it is done now, where directors receive the same compensation for good or bad performance.

     The proponent of this proposal has owned shares in this company for a number of years and never received a dividend. If the directors were paid in stock, the directors wouldn't have been near as patient about paying a dividend as the proponent has been patient about receiving a dividend.

THE COMPANY'S RESPONSE TO THE SHAREHOLDER PROPOSAL

     The Company has a strong record of using director and senior executive compensation to align the interests of directors, senior executives, and shareholders. During the past three years the Compensation Committee of the Company's Board of Directors has: (1) adopted a stock ownership policy which requires senior executives to own between 15,000 and 60,000 Company common shares; (2) based bonuses for the Company's management solely on the principles of Economic Value Added, which requires continuously improving profits after charging for the debt and equity invested in the Company; and (3) granted stock options which generally require the Company's stock to appreciate significantly before executives and directors benefit.

     During the fiscal year ended January 31, 1996, the Compensation Committee of the Company's Board of Directors reviewed the Company's director stock ownership and compensation policies in light of its goal to ensure that the interests of the Company's directors and shareholders are aligned. The Committee found that through ownership of shares and stock options the current members of the Company's Board of Directors do have a significant interest in the Company's stock. The Committee believes that significant Company share ownership by directors is the most effective way to align these interests.

     Paying directors only in Company stock however does not necessarily accomplish this goal, and would create an unfair income tax burden for directors who would be forced to sell shares to pay the income taxes on their stock compensation or to pay those taxes without receiving any cash. As a result, extremely qualified individuals might resign or reject membership on the Company's Board of Directors. The Committee has adopted a director stock ownership policy to encourage each director of the Company to own at least 1,500 shares of the Company's stock within three years of joining the Company's Board of Directors. At $40 per share, 1,500 shares represents $60,000, which is more than twice each director's annual retainer. The Committee's action in March, 1996 of terminating the directors retirement plan further aligns the interests of the Company's directors and shareholders. The amounts due to each director under that plan will be converted into stock interests under the directors share ownership plan.

     Adoption of the shareholder proposal requires the affirmative vote of a majority of the voting power present in person or represented by proxy at the Meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL AND UNLESS OTHERWISE SPECIFIED, SHARES REPRESENTED BY MANAGEMENT PROXIES WILL BE VOTED AGAINST THE SHAREHOLDER PROPOSAL.

                           6. EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee of the Board of Directors provides an overview of the Company's compensation philosophy and executive compensation programs. It discusses compensation-related decisions in general, and specifically those relating to the Company's Chief Executive Officer, for the fiscal year ending January 31, 1996 ("Fiscal 1995").

THE EXECUTIVE COMPENSATION PROGRAMS' OVERALL OBJECTIVES

     The Company's executive compensation programs have been designed to support the Company's goal of enhancing shareholder value by providing incentives that will attract, reward and retain highly-qualified executives critical to the long-term success of the Company. The Company's policy is to establish overall base salary and target bonus at approximately median competitive levels. Median competitive levels are determined by an independent consulting firm based on its proprietary data bank of approximately 400 industrial companies in the United States ( the "Comparison Group"). The Comparison Group includes six of the nine companies in the S & P 500 Machinery group (excluding Varity), and two of the four companies in the S & P 500 Auto Parts group, which two groups are shown on the graph under "Performance Graph". The Company's objective is to pay salaries that range from 80% of the median competitive level to 120% of the competitive level. The Chief Executive Officer and his direct reports in fiscal 1995 were paid salaries on average of 106% of median. However, as a result of the relationship between executive compensation and corporate performance, in any particular year the Company's executives may be paid more or less than executives of companies included in the Comparison Group depending on the Company's performance. The Company's philosophy recognizes the key role played by executives and is based upon the belief that providing variable incentives to meet and exceed corporate goals will contribute to the goal of providing above-average shareholder returns.

     The Annual Performance Plan remains entirely based on Economic Value Added ("EVA") targets. The Company's EVA target as determined by the Compensation Committee is the improvement in operating profit or loss of the Company after a charge for the capital (both debt and equity) invested in the Company. The EVA targets for operating groups and business units are established on a similar basis.

     The Compensation Committee approved premium trigger stock option grants for senior executives (which include all the named and certain other executive officers) in Fiscal 1995 at an exercise price set at the fair market value and a vesting price set at a premium price of 45% above the average stock closing price for the last twenty trading days in January, 1995. This premium for senior executives, when combined with EVA targets for the Company, is intended to further align management and shareholder interests and lead to higher Company stock prices.

AN OVERVIEW OF EXECUTIVE COMPENSATION PLANS

     The Company's executive compensation programs have three components: base salary, annual incentive and long-term incentive. A discussion of the Committee's decisions regarding executive compensation and an overview of the various elements are presented below.

  BASE SALARY PROGRAM

     The Company's base salary program is intended to provide base salary ranges that reflect median salary levels of the Comparison Group. Base salaries are periodically adjusted to reflect each individual executive's performance and contribution to the overall financial results of the Company, the length of time in the position, and changes in salary levels of the Comparison Group. The Compensation Committee, based upon research and advice provided by independent consultants, annually reviews salary levels for similar positions of the Comparison Group. No specific weights are attributed to these various factors when determining base salaries.

     Pursuant to an employment agreement described below under "Employment Agreement", Mr. Rice was guaranteed a minimum annual base salary of $645,000. This guaranteed minimum was below the actual paid and was not a factor in determining an appropriate salary.

  ANNUAL PERFORMANCE PLANS

     The Fiscal 1995 Annual Performance Plan provided competitive annual variable pay opportunities to senior executives and other management employees based solely upon achievement of annual improvements in EVA. The amount of the annual bonus for senior executives and other management employees for Fiscal 1995 was based solely upon performance in relation to an annual EVA target previously established. For headquarters executives this annual bonus was based solely on the Company's EVA performance. For executives of the Company's business groups, their annual bonus was based, depending on level of responsibility, either solely on their business group's EVA performance or on a combination of the Company's and their business group's EVA performance. Those targets were applied for all bonuses under the Annual Performance Plan and the target bonus amount is established for each executive as a percentage of base salary. The percentage of base salary which is used for the target bonus is established by job grade groupings which in turn are based on levels of responsibility for the Company's performance. The target bonus percentage is higher as the job grade, and therefore the level of responsibility, increases.

     If the EVA performance goal is met, 100% of the target bonus is paid. If EVA performance improves but is less than the EVA goal, the bonus paid will be proportionally less than the target bonus. If EVA performance exceeds the EVA goal, the target bonus plus an additional bonus will be earned by the executive.

In the case of an additional bonus, half is paid to the executive at the time that the target bonus is paid and the other portion of the additional bonus is carried forward into the next year to be paid subject to future results. If there is a decline in EVA performance, all or a portion of any bonus carried forward could be forfeited and could result in a negative bonus which would be carried forward to future years where it would reduce the bonus to be paid in future years. This plan could result in higher than competitive compensation for superior EVA performance or lower than competitive compensation for Company performance not meeting EVA goals. For Fiscal 1995 the EVA financial targets were met by the Company.

  LONG-TERM INCENTIVE PLANS

     On May 12, 1995, the Compensation Committee granted to senior executives 10-year term options at fair market value. These options become exercisable on the earlier of nine years after the date of grant or date on which the Common Stock closes on the New York Stock Exchange for 10 consecutive trading days at a premium price set at 45% above the average closing price for the Company's Common Stock on the New York Stock Exchange for the last 20 trading days in January, 1995. The 45% premium equals the percentage resulting from five compoundings of the five year United States government bond average annual percentage yield during the last 20 trading days in January, 1995.

     The number of options granted was determined by the Compensation Committee based on an independent consultant's analysis of award grants necessary to provide above median long term awards for similarly situated executives at approximately 400 other companies. Within the data base of these 400 companies are six of the nine companies in the S & P 500 Machinery group (excluding Varity), and two of the four companies in the S & P 500 Auto Parts group, which two groups are shown on the graph under "Performance Graph". Grants made were determined to be above the median value of awards made by these companies.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     The Company's executive compensation programs are designed to provide awards based on individual, operating group, and overall Company performance measures. It is the policy of the Company to minimize executive compensation that is non-deductible for tax purposes to the extent that there is no adverse effect on this performance related approach or the Company's ability to provide competitive compensation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee annually reviews Mr. Rice's base salary. A salary range for the CEO based on the Comparison Group data is established with the assistance of an independent compensation consultant. In determining salary adjustments within the set salary range, various factors are taken into account, none of which have specific weights attributed to them. These factors include individual performance, responsibility, time in position, current salary, and Company performance.

     In Fiscal 1993, EVA bonus targets for annual incentive plan purposes were introduced for senior executives and management throughout the Company. Based on the Company's fiscal 1995 EVA performance versus target, all employees at Varity's headquarters, including Mr. Rice, earned a bonus at approximately their target bonus level. As with all senior executives of the Company, part of Mr. Rice's Fiscal 1995 bonus was payable in cash and part carried forward to the next fiscal year. Payment of the amount carried forward is dependent on EVA performance in the fiscal year ending January 31, 1997.

     In addition, on May 12, 1995, the Compensation Committee granted Mr. Rice options based on the same criteria used for other employees of the Company. The grant provided for options to purchase 100,850 shares of Common Stock at fair market value with a term of ten years, exercisable on the earlier of nine years after the date of grant or the date on which the Common Stock closes on the New York Stock Exchange for ten consecutive trading days at or above $52.51, which is a 45% premium over the average closing prices of the Company's Common Stock on the New York Stock Exchange for the last 20 trading days of January 1995.

                                          THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Thomas N. Davidson, Chairman
                                          William A. Corbett
                                          Luiz F. Kahl
                                          The Honorable Robin H. Warrender

PERFORMANCE GRAPH

     The following chart and graph sets forth the cumulative total shareholder return for the five year period ending January 31, 1996, for Varity, the S & P 500, the S & P Machinery group and the S & P Auto Parts Aftermarket group. The Company has chosen to show the S & P Machinery group since Varity is part of the S & P Machinery group. Historically, the Company has also shown the S & P Auto Parts Aftermarket group since a significant portion of Varity's sales has been of automotive parts, even though that group is significantly more automotive aftermarket related than Varity's automotive parts business. The S & P Auto Parts Aftermarket group is down to four companies and is aftermarket oriented while less than 10% of the Company's sales are automotive aftermarket related. As a result, the Company plans next year to discontinue use of the S & P Auto Parts Aftermarket group in its proxy statement performance graph.

     MEASUREMENT AT                                                        S&P
    FISCAL YEAR ENDED                                                   MACHINERY           S&P AUTO
       JANUARY 31                VARITY              S&P 500          (DIVERSIFIED)           PARTS
- -------------------------    ---------------     ---------------     ---------------     ---------------
          1991                     100                 100                 100                 100
          1992                      72                 123                 109                 180
          1993                     138                 136                 117                 226
          1994                     212                 153                 169                 270
          1995                     160                 154                 157                 240
          1996                     174                 213                 207                 294

EXECUTIVE COMPENSATION TABLES

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company at the fiscal year end January 31, 1996.

                                                                                 LONG TERM COMPENSATION
                                                                               --------------------------
                                              ANNUAL COMPENSATION
                                      ------------------------------------       AWARDS(2)       PAYOUTS
                                                                 OTHER         -------------     --------
                                                                 ANNUAL         SECURITIES         LTIP       ALL OTHER
        NAME AND                      SALARY       BONUS      COMPENSATION      UNDERLYING       PAYOUTS     COMPENSATION
   PRINCIPAL POSITION        YEAR       ($)         ($)          ($)(1)         OPTIONS (#)        ($)        ($)(3)(4)
- -------------------------    -----    -------     -------     ------------     -------------     --------    ------------
V. A. RICE                    1995    804,000     733,464         37,098          100,850               0        156,292
  Chairman and Chief          1994    780,000     881,699         79,881          163,200               0        114,946
  Executive Officer           1993    700,000     630,104        163,131          189,600               0      1,201,860
N. D. ARNOLD                  1995    307,500     181,076         14,094           22,650               0         49,702
  Senior Vice President,      1994    300,000     219,017          7,207           36,800               0         41,754
  Chief Financial Officer     1993    285,000     164,930         64,919           46,950               0        284,889
J. H. CHANDLER (5)            1995    295,000     164,611         16,672           21,700               0         44,030
  Senior Vice President,      1994    234,577     190,644         54,154           35,000               0         19,054
  Chief Administrative        1993          0           0              0                0               0              0
  Officer
J. A. GILROY                  1995    350,000     311,558              0           48,300               0              0
  Senior Vice President,      1994    350,000     345,166              0           42,950               0              0
  Chief Operating Officer     1993    315,000     223,986          7,271           51,900         243,083         90,340
J. E. UTLEY                   1995    330,000     212,690              0           24,300               0         56,592
  Senior Vice President,      1994    330,000     258,729              0           40,500         179,236        588,150
  Strategic Marketing         1993    315,000     184,414              0           51,900         166,737          3,824

- ---------------

(1) Represents amount for tax gross-ups for (a) moving expenses, (b) interest-free stock purchase loan (1993), (c) tax return preparation fees and (d) club membership fees. The amounts also include annual director's fees of $25,000 for Mr. Rice. The amount for 1993 also includes the implied value of interest on the interest-free stock purchase loans.

(2) As of January 31, 1996 there were no shares of restricted stock outstanding.

(3) The amounts for 1995 are those amounts contributed by the Company: (a) under the Company's savings plans ($11,788, $4,151, $2,158, and $3,465 respectively for Messrs. Rice, Arnold, Chandler and Utley) and (b) with respect to the basic retirement and savings components of the Company's Retirement Equity and Deferred Compensation Plan (the "Deferral Plan") ($144,504, $45,551, $41,872, and $53,127, respectively, for Messrs. Rice,
    Arnold, Chandler and Utley).

(4) All amounts deferred from a participant's salary or bonus under the Deferral Plan are included in the salary or bonus columns of the table for the year earned. Any profits and/or losses on these deferred amounts are not reflected in the above table since the return on these funds is based upon an assumed investment in one or more funds selected by the participant from those designated by the Company.

(5) Mr. Chandler joined the Company on April 5, 1994.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
 -------------------------------------------------------------------------------
                                              % OF
                                              TOTAL
                                             OPTIONS
                                             GRANTED                                     POTENTIAL REALIZABLE VALUE
                             NUMBER OF         TO         EXERCISE                       AT ASSUMED ANNUAL RATES OF
                             SECURITIES     EMPLOYEES        OR                         STOCK PRICE APPRECIATION FOR
                             UNDERLYING        IN           BASE                                OPTION TERM
                              OPTIONS        FISCAL        PRICE       EXPIRATION     --------------------------------
          NAME               GRANTED(1)       YEAR         ($/SH)         DATE            5%($)             10%($)
          ----               ----------     ---------     --------     ----------         -----             ------
V. A. Rice                     100,850        17.15         43.00        5/11/05           2,727,232         6,911,342
N. D. Arnold                    22,650         3.85         43.00        5/11/05             612,516         1,552,225
J. H. Chandler                  21,700         3.69         43.00        5/11/05             586,821         1,487,121
J. A. Gilroy                    48,300         8.21         43.00        5/11/05           1,306,151         3,310,043
J. E. Utley                     24,300         4.13         43.00        5/11/05             657,132         1,665,301
All Named Executive
  Officers                     319,050        54.25         43.00(2)     5/11/05(2)        8,627,712        21,864,496
All Shareholders(3)                                                                                      1,067,493,100
Named Exec. Off. Gain as                                                                                          .08%
  a Percentage of All
  Stockholders' Gain

- ---------------

(1) Messrs. Rice, Arnold, Chandler, Gilroy and Utley were granted options by the Compensation Committee on May 12, 1995 at which time the Company's Common Stock's market price was $43.00. All such options were granted with an exercise price of $43.00. Such options may only be exercised prior to May 12, 2004 if the Company's Common Stock closes on the New York Stock Exchange for ten consecutive trading days at or above $52.51 per share. This trigger price of $52.51 was set at 45% above the average closing price of the Company's Common Stock on the New York Stock Exchange for the last 20 trading days in January, 1995. All options have a ten year term.

(2) One stock option grant of 12,300 was made to one executive officer on November 6, 1995 at an exercise price of $38.00 per share which was the market price at that time. Those options expire on November 5, 2005. Those options have a ten year term and may only be exercised prior to November 6, 2004 if the Company's Common Stock closes on the New York Stock Exchange for ten consecutive trading days at or above $52.51 per share.

(3) As of January 31, 1996, there were 39,478,296 shares of Common Stock outstanding. The calculations shown for the 5% and 10% assumed annual rates of stock price appreciation would result from share prices of $70.04 and $111.53, respectively on May 11, 2005. The potential realizable value assumes the shares are held for ten years. Actual gains will be dependent on future stock market conditions and there can be no assurance that these amounts will be achieved.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                   NUMBER OF
                                                   SECURITIES
                                                   UNDERLYING           VALUE OF
                                                  UNEXERCISED          UNEXERCISED
                                                   OPTIONS AT         IN-THE-MONEY
                                                   FY-END(#)           OPTIONS AT
                                                 --------------         FY-END($)
                       SHARES         VALUE                         -----------------
                    ACQUIRED ON     REALIZED      EXERCISABLE          EXERCISABLE
      NAME          EXERCISE(#)        ($)       /UNEXERCISABLE      /UNEXERCISABLE
      ----          ------------    ---------    --------------     -----------------
V. A. Rice             60,000       1,888,350        541,087             4,784,373
                                                    /100,850                    /0
N. D. Arnold           20,000        626,400         116,967               884,044
                                                     /22,650                    /0
J. H. Chandler           0              0             35,000                     0
                                                     /21,700                    /0
J. A. Gilroy             0              0            111,063               411,972
                                                     /48,300                    /0
J. E. Utley              0              0             92,400                     0
                                                     /24,300                    /0

PENSION PLANS

UNITED KINGDOM PENSION PLAN

     Executive officers of the Company located in the United Kingdom are eligible to participate in a Varity Group Executive Pension Scheme (the "U. K. Pension Plan") for senior U.K. management, which includes a defined benefit plan. Pension income in the defined benefit plan at normal retirement is based on the employee's years of service and his average base salary (excluding performance-related bonuses) received during his last three years of employment and is not subject to offset by the amount of U.K. social security benefits.

     In addition to United Kingdom social security benefits to which such a person may be entitled, the following table illustrates the amount of annual pension benefits (in U.K. pounds) payable from the defined benefit plan on a straight life annuity basis to an individual with the indicated earnings and years-of-service at the individual's normal retirement date.

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                  -------------------------------------------------------------------------------------------------------
REMUNERATION             10               15               20                 25               30               35
- ------------      ---------------  ---------------  ----------------  ----------------  ---------------  ----------------
 Pounds           Pounds            Pounds           Pounds            Pounds           Pounds            Pounds
Sterling 100,000 Sterling  25,137  Sterling 37,705  Sterling  50,273  Sterling  63,415 Sterling  63,224  Sterling  63,033
         150,000           38,470           57,705            76,940            96,749           96,557            96,366
         200,000           51,803           77,705           103,606           130,082          129,890           129,699
         250,000           65,137           97,705           130,273           163,415          163,224           163,033
         300,000           78,470          117,705           156,940           196,749          196,557           196,366

     Mr. Gilroy is a member of the defined benefit plan. Mr. Gilroy had remuneration (salary as set forth in the Summary Compensation Table) of U.S. $350,000 (approximately Pounds sterling 232,000) for Fiscal 1995 and
7 years of credited service.

VARITY KELSEY-HAYES PENSION PLAN

     The Company's Varity Kelsey-Hayes subsidiary sponsors a defined benefit retirement income plan which was frozen on January 1, 1995. This plan covered substantially all Varity Kelsey-Hayes salaried employees prior to January 1, 1995.

     Pension benefits from the defined benefit retirement plan are calculated by averaging the participant's highest consecutive 60 months of compensation of the final 120 consecutive months compensation (but not in excess of $150,000), and providing 1% of the first $7,800 thereof and 1 1/3% of the remainder for each of the first 30 years of service, and and 1/2% and 2/3% respectively for each of the next 10 years of service. No additional service time may be earned after January 1, 1995 under this plan. Benefits paid under this plan are not subject to offset for social security benefits.

     The following table illustrates the annual pension benefits payable from the Varity Kelsey-Hayes pension plan to a person in the specified earnings and years of service classifications at normal retirement date.

 5-YEAR
AVERAGE
 ANNUAL      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
EARNINGS     SERVICE      SERVICE      SERVICE      SERVICE      SERVICE      SERVICE
- --------     --------     --------     --------     --------     --------     --------
$ 50,000     $ 6,407      $ 9,610      $12,813      $16,017      $19,220      $20,922
$100,000     $13,073      $19,610      $26,147      $32,683      $39,220      $42,498
$150,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$200,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$250,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$300,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$350,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$400,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155

     Mr. Utley is a member of the Varity Kelsey-Hayes' retirement income plan and for fiscal 1995 had total compensation of $542,690 (salary and bonus as set forth in the Summary Compensation Table) which is in excess of $150,000 (the plan limit). Mr. Utley has 12 years and 9 months of service.

SUPPLEMENTAL PENSION ARRANGEMENTS

     In conjunction with the reincorporation of the Company in the United States in 1991, the Canadian defined benefit plan in which the Company's headquarters employees who relocated from Canada to the United States (the "Headquarters Transferees") had participated was replaced by the Deferral Plan, a defined contribution plan in which they now participate. The retirement income they will receive under the Deferral Plan, particularly if they retire early, would be significantly less relative to their compensation as active employees than it would have been under the Canadian defined benefit plan and significantly less, on the same basis, than is generally the case for employees of comparable companies.

     To address this inequity, during 1992 and 1993 the Compensation Committee's predecessor committee approved the supplemental retirement benefits described below for the seven Headquarters Transferees, including Messrs. Arnold and Rice. In the case of Mr. Rice, this supplemental retirement benefits was also granted in consideration of the obligations undertaken by him in the employment contract ("Employment Agreement") described below under "Employment Agreement", including his obligation to use his best efforts to plan and provide for an effective and orderly succession to his position.

     Each of the Headquarters Transferees will receive annual supplemental pension benefits which, together with amounts payable under the basic retirement element of the Deferral Plan, the commuted value of benefits accrued under, or paid in lieu of, one portion of the Company's former Canadian defined benefit plan and in the case of Headquarters Transferees other than Mr. Rice the commuted value of benefits under another portion of the Company's former Canadian defined benefit plan (each as adjusted to reflect earnings or losses periodically deemed to have accrued and expressed as a life annuity), will equal 45% of final average cash compensation (with a surviving spouse benefit equal to 60% of the basic benefit) if the Headquarters

Transferee retires at age 55, increased (other than in the case of Mr. Rice) by
0.125 percentage points for each month by which retirement is deferred from age
55. In March 1994, the benefits were amended to provide immediate vesting for those executives below age 55, including Messrs. Arnold and Rice, and the percentage of final average cash compensation to be paid under the plan (including the amounts payable under other plans as described above) shall grow ratably to 45% at age 55. Final average cash compensation is the average of the highest three years' compensation, consisting of base salary and bonus, for the 10 fiscal years prior to retirement or, in the case of Mr. Rice, the average of the highest three years' base salary plus the average of the highest three years' bonus for the six 12-month periods ending with the date of retirement. For this purpose, base salary will be not less than $732,028 and bonus will be not less than 70% and not more than 100% of base salary. In addition Mr. Rice is entitled upon retirement to a cash lump sum supplemental pension benefit of $1,500,000. The Employment Agreement with Mr. Rice also provides that his retirement date may be extended one year at the option of the Company on six months' notice to Mr. Rice and from year to year thereafter by mutual agreement and that, in the case of any such deferral, the minimum final average base salary specified above ($732,028) will be increased by 5%, and the percentage of final average cash compensation specified above (45%) will be increased by 1.5 percentage points, for each year of deferral.

     These supplemental pension benefits will be paid in cash following termination in the form and at the times available under any of the payment options provided for in the Deferral Plan, including as an annuity, in a cash lump sum at the time of termination or in the following year, or in annual installments, as elected by the participant in accordance with the terms of the Deferral Plan, or upon a change in control of the Company. In the event of death, disability or (subject to a Headquarters Transferee having a combined total of 65 years of age and service) involuntary dismissal, all supplemental pension benefits will remain payable as if employment had continued until age 55 (or, in the case of Mr. Rice, the expected or deferred date of retirement), except that the time of payment will reflect the actual date of termination. The Company is required to fund the supplemental pension benefits through a trust which has been established for the payment of benefits under the Deferral Plan. Amounts deposited in the trust will be subject to claims of general creditors of the Company.

     Supplemental pension benefits will not be paid if payments become due after termination of employment under the employment termination agreements described below under "Termination Arrangements."

EMPLOYMENT AGREEMENT

     The Company, on September 23, 1992, entered into an Employment Agreement with Mr. Rice which sets out the terms and conditions of his employment, specifies compensation arrangements and provides for the payment of supplemental pension benefits. Among other things, the Employment Agreement specifies a minimum annual base salary of $645,000 for Mr. Rice. The Employment Agreement was to expire on September 1, 1996 but has been extended as described under "Supplemental Pension Arrangements." The Employment Agreement also provides for the continued participation by Mr. Rice in all incentive and other employee benefit programs and for the payment of supplemental pension benefits following retirement as more fully described under "Supplemental Pension Arrangements."

TERMINATION ARRANGEMENTS

     The Company has entered into agreements with the executive officers named in the Summary Compensation Table and certain other key executive officers which provide that, these key executives would be entitled to these benefits under certain circumstances during a protection period ("Protection Period") of two years after a change in control at the Company, except in the case of Mr. Rice, Mr. Arnold, Mr. Chandler, and Mr. Gilroy for whom the Protection Period is five years after a change in control at the Company. For purposes of these agreements a change in control is deemed to have occurred if; (i) any person or group should acquire or have the right to acquire 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Power"); (ii) any director were elected to the Board of Directors without the approval of a majority of the directors (the "Prior Board") then in office who were either directors at the date of the agreement or whose election was previously so approved; (iii) a reorganization, merger, consolidation, combination, corporate restructuring or similar transaction (an "Event") occurs in which the beneficial owners of the Company immediately prior to the Event do not, following such Event, beneficially own more than 60% of the combined Voting Power; (iv) an Event occurs which results in new directors constituting 25% or more of the Board of Directors; (v) the Board of Directors shall have adopted a resolution to the effect that, for purposes of the agreement, a change in control of the Company has occurred. Under Mr. Rice's agreement a change in control would also be deemed to have occurred if any director were elected to the Board of Directors without Mr. Rice's approval.

     If Mr. Rice's employment by the Company terminates, other than by reason of death or disability, during his Protection Period he shall be entitled to the benefits provided by his termination agreement. If, during the applicable Protection Period, the employment by the Company of any other of these key executives terminates, other than for cause, disability, death, or resignation for good reason, then such executive shall be entitled to the benefits provided by his or her termination agreement.

     The termination benefits under these agreements include the payment of: (1) salary, vacation pay and bonus compensation earned through the employee's termination date; and (2) a lump sum payment equal to a multiple of the total annual cash compensation (other than bonuses) at the time of termination or the occurrence of such event, whichever is greater, and the highest incentive bonus earned during any of the previous three fiscal years. This multiple would be 4.4 in the case of Mr. Rice and 3.35 in the case of the other key executives, reflecting in each case, the imputed value of foregone employee benefits. In addition, such persons could require the Company to purchase all stock options granted prior to June 23, 1993 which are still outstanding at the time of termination at a price for each option equal to the difference between the exercise price and the higher of the market value of the Common Stock at the time of termination or the highest price per share paid by a person or group who has acquired or has the right to acquire 25% or more of the outstanding Common Stock. In the alternative, such persons could exercise such options and would be entitled to five-year interest-free loans from the Company to finance such exercise. All benefits for such persons accrued under supplemental retirement, excess retirement and deferred compensation plans would immediately vest in full. Such persons would also be entitled to an additional amount as reimbursement for any tax payable because (i) the benefits received have been treated as other than reasonable compensation for personal services actually rendered and (ii) the Company provided an interest free loan in connection with the exercise of stock options. Additionally, each key executive would be entitled to reimbursement of any legal expenses incurred to enforce the executive's rights to these termination benefits.

7. OTHER STOCKHOLDER OWNERSHIP

     The ownership position of stockholders who, to the knowledge of the Company, (based on filings with the SEC, except for the holdings of Canada Development Investment Corporation), are the beneficial owners of more than 5% of the outstanding Common Stock or Class II Preferred Stock of the Company and certain other information are set forth in the following table:

  VARITY STOCK BENEFICIALLY OWNED OR OVER WHICH CONTROL OR DIRECTION EXERCISED

                                                                  SHARES       PERCENT OF CLASS(1)
                                                OWNERSHIP OF   DEEMED TO BE   ----------------------
                                     TITLE OF   OUTSTANDING    BENEFICIALLY    CURRENT    BENEFICIAL
     NAME OF BENEFICIAL OWNER         CLASS        SHARES         OWNED       OWNERSHIP   OWNERSHIP
- ----------------------------------  ----------  ------------   ------------   ---------   ----------
FMR Corp. and Fidelity
  Magellan Fund &
  Research Corporation
  111 Devonshire Street
  Boston, Massachusetts             Common        5,327,216(2)   5,327,216       13.5        13.5
Neuberger & Berman L.P.
  605 Third Avenue
  New York, New York                Common        2,559,799(3)   2,559,799        6.5         6.5
Canada Development
  Investment Corp.
  Scotia Plaza
  Suite 2703
  Toronto, Ontario                  Class II      1,250,000      1,250,000       62.5        62.5
                                    Common               --        416,662(4)      --         1.0
Brian J. Stark &
  Michael A. Roth
  10556 N.Port Washington Road
  Mequon, Wisconsin                 Class II        750,000        750,000(5)    37.5        37.5
                                    Common               --        250,000(6)      --         0.6

- ---------------

NOTES:

(1) Percentages are calculated on the basis of the number of outstanding shares as of the record date, excluding securities held by or for the account of the Company or its subsidiaries, plus Common Stock deemed outstanding under the rules of the SEC (shares which will be outstanding if a shareholder exercises his particular conversion or option rights which are exercisable within 60 days). The shares of Class II Preferred Stock are convertible at any time at a conversion price of Cdn. $75.00 (U.S. $61.50) per share of Common Stock.

(2) As reported in, and based solely upon a Schedule 13G dated February 14, 1996 filed with the Securities and Exchange Commission by FMR Corp. According to that report FMR Corp. beneficially owns 5,327,216 Common Shares and Fidelity Magellan Fund owns 4,131,800 of those Common Shares beneficially owned by FMR Corp.

(3) As reported in, and based solely upon a Schedule 13G dated February 12, 1996 filed with the Securities and Exchange Commission by Neuberger & Berman L.P.

(4) Represents 416,662 shares of Common Stock issuable upon the conversion of 1,250,000 shares of Class II Preferred Stock.

(5) As reported in, and based solely upon a Schedule 13D dated March 8, 1996 filed with the Securities and Exchange Commission by Messrs. Stark and Roth. According to that report 413,000 shares of Class II Preferred Stock are held by Stark Trading and 337,000 shares of Class II Preferred Stock are held by Staro Partners (formerly Stark Investments) and Messrs. Stark and Roth have shared power to vote and dispose of all such shares.

(6) Represents 250,000 shares of Common Stock issuable upon conversion of 750,000 shares of Class II Preferred Stock.


              8. STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Business to be raised by a stockholder will not be considered at the Annual Meeting to be held in 1997 unless a notice complying with the Company's Certificate of Incorporation is received at the principal executive office of Varity at least fifty (50) days prior to that meeting. Stockholders wishing to invoke the provisions of the rules of the SEC regarding the inclusion of a proposal in Varity's proxy material for its Annual Meeting of Stockholders to be held in 1997 must submit such proposals to Varity, in accordance with these rules, for receipt not later than December 20, 1996.

                                9. OTHER MATTERS

     As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                          10. SOLICITATION OF PROXIES

     A proxy may be revoked by notice in writing to the Secretary at any time prior to the exercise thereof.

     The Company intends to request banks and brokers who hold shares in their names or custody, or in the name of nominees for others, to forward copies of the proxy material to those persons for whom they hold such shares and to request authority for the execution of proxies. The Company has also retained the firm of Georgeson & Company to assist in the solicitation of proxies. The fee of such firm, estimated to be approximately $7,500 plus expenses, as well as other costs of soliciting proxies, will be borne by the Company.

                                            Kenneth L. Walker
                                            Secretary

April 26, 1996

                               VARITY CORPORATION

             SUPPLEMENTAL RETIREMENT AND DEFERRED COMPENSATION PLAN

                                 FOR EMPLOYEES

                         EFFECTIVE AS OF MARCH 1, 1996

                               VARITY CORPORATION

             SUPPLEMENTAL RETIREMENT AND DEFERRED COMPENSATION PLAN

                                 FOR EMPLOYEES

                         EFFECTIVE AS OF MARCH 1, 1996

                                   SECTION 1

                           PURPOSE AND EFFECTIVE DATE

     1.1 The purpose of the Varity Corporation Supplemental Retirement and Deferred Compensation Plan For Employees is to assist Varity Corporation in attracting and retaining executives who will make a significant contribution to its business success.

     1.2 This Plan is adopted effective as of March 1, 1996 (the "Effective Date"), and it shall apply to Retirement Benefits and Savings Benefits accrued on or after such date and Deferred Compensation Benefits in respect of salary, bonus or director's annual retainer and other fees otherwise payable on or after such date; provided, however, that this Plan shall be subject to approval by the affirmative votes of the holders of a majority of the securities of Varity Corporation present, or represented, and entitled to vote thereon at the next following meeting of such security holders duly held.

                                   SECTION 2

                                  DEFINITIONS

     When used herein, the following terms shall have the following meanings:

          2.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          2.2 "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 12 to receive the amount, if any, payable upon the death of a Participant.

          2.3 "Benefit Limitations" means the provisions included in the Retirement Plan or Savings Plan in order to implement the limitations included in Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g)(1) and 415 of
     the Code (including provisions, if any, excluding an employee from Plan participation altogether).

          2.4 "Board of Directors" means the Board of Directors of the Company.

          2.5 "Change in Control" of the Company means any of the following events:

             (i) on or after the effective date of the Plan, any person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) (a "Person") or any group of two or more Persons acting in concert becomes the beneficial owner, directly or indirectly, of securities of the Company representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 25% or more of the combined voting power of the Company's then outstanding securities; provided that for the purposes of the Plan, (A) "voting power" means the right to vote for the election of directors, and (B) any determination of percentage combined voting power shall be made on the basis that (x) all securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group which are convertible into securities carrying voting rights have been converted (whether or not then convertible) and all options, warrants or other rights which may be exercised to acquire securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group have been exercised (whether or not then exercisable), and (y) no such convertible securities have been converted by any other Person and no such options, warrants or other rights have been exercised by any other Person; or

             (ii) at any time subsequent to the effective date of the Plan there shall be elected or appointed to the Board of Directors any director or directors whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was not approved by a vote of at least a majority of the directors then still in office who were either directors on the effective date of the Plan or whose election or appointment or nomination for election was previously so approved; or

             (iii) a reorganization, merger, consolidation, combination, corporate restructuring or similar transaction (an "Event"), in each case, in respect of which the beneficial owners of the outstanding Company voting securities immediately prior to such Event do not, following such Event, beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company and any entity which directly or indirectly through one or more entities owns or controls more than 50% of the voting stock or common stock of the Company immediately after the Event (a "Parent") in substantially the same proportions as their ownership, immediately prior to such Event of the oustanding Company voting securities; or

             (iv) an Event involving the Company as a result of which 25% or more of the members of the board of directors of the Parent or the Company are not persons who were members of the Board of Directors immediately prior to the earlier of (x) the Event, (y) execution of an agreement the consummation of which would result in the Event, or (z) announcement by the Company of an intention to effect the Event; or

             (v) the Board of Directors adopts a resolution to the effect that, for purposes of the Plan, a Change in Control has occurred.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 "Committee" means the Compensation Committee of the Board of Directors (or a successor committee of the Board).

     2.8 "Common Stock" means common stock, $0.01 par value per share, of the Company.

     2.9 "Company" means Varity Corporation, a Delaware corporation, or any successor under the provisions of Section 13.2.

     2.10 "Compensation Reduction Agreement" means an agreement executed by a Participant pursuant to Section 6 in the form designated by the Committee from time to time.

     2.11 "Deferred Compensation" means the compensation deferred pursuant to
Section 6 of the Plan, including any deemed earnings (or losses) thereon.

     2.12 "Disability" means disability as defined in the Varity Corporation Disability Income Protection Program.

     2.13 "Employer" means the Company and any subsidiary or affiliate of the Company that becomes an Employer in accordance with Section 13.1. Effective as of the Company has determined that K-H Corporation, Kelsey-Hayes Company and Dayton Walther Corporation shall be Employers for purposes of this Plan.

     2.14 "Equity Participant" means a Participant who is selected and designated from time to time as an Equity Participant entitled to make deemed investment elections with respect to Common Stock pursuant to Section 7.2 and
7.3 hereof.

     2.15 "Global Equity Participant" means a Participant who is selected and designated from time to time as a Global Equity Participant entitled to make deemed investment elections with respect to Common Stock pursuant to Section 7.4 hereof.

     2.16 "Investment Rules" means the rules set forth in Section 7 hereof with respect to deemed investments in Company common stock and the rules established by the Committee from time to time for the purpose of determining deemed investment earnings or losses on benefits payable under the Plan; provided, however, that such rules shall not be changed retroactively without the written consent of each affected Participant. Such rules need not provide for uniform investment returns for all Participants, and may give due consideration to the wishes of Participants in selecting deemed investment vehicles. Such rules shall offer a broad range of deemed investment alternatives providing materially different risk and return characteristics which are, in the judgment of the Committee, appropriate for Participants.

     2.17 "Participant" means any employee of an Employer who is selected to participate in the Plan in accordance with Section 3.

     2.18 "Plan" means the Varity Corporation Supplemental Retirement and Deferred Compensation Plan For Employees as set forth herein and as amended and restated from time to time.

     2.19 "Plan Year" means the 12-month period commencing each February 1 and ending on January 31.

     2.20 "Retirement Benefits" means the benefits described in Section 4 of the Plan.

     2.21 "Retirement Plan" means, with respect to a Participant, the tax-qualified defined contribution retirement plan (other than the Savings Plan) maintained for employees of the Participant's Employer pursuant to Section 401(a) of the Code, as such plan is amended and restated from time to time.

     2.22 "Savings Benefits" means the benefits described in Section 5 of the Plan.

     2.23 "Savings Plan" means, with respect to a Participant, the tax-qualified retirement plan (as amended and restated from time to time) maintained for employees of the Participant's Employer pursuant to Section 401(k) and related provisions of the Code.

                                   SECTION 3

                                 PARTICIPATION

     3.1 An employee of an Employer shall become a Participant in the Plan upon selection and designation as a Participant by the Committee. The selection of Participants shall be consistent with the provisions of Section 10.2 hereof.

     3.2 The participation of any Participant may be suspended or terminated by the Committee at any time, but no such suspension or termination shall operate to reduce any benefits accrued by the Participant under the Plan prior to the date of suspension or termination.

                                   SECTION 4

                              RETIREMENT BENEFITS

     4.1 Subject to the provisions of Section 8 (Vesting and Payment), the amount of Retirement Benefits for a Plan Year payable to or in respect of a Participant who participates in the Retirement Plan (or who would participate in the Retirement Plan but for the Benefit Limitations) shall equal the sum of:

          (a) the excess of (i) the amount of contributions that would have been credited to the Participant's Account under the Retirement Plan for the calendar year ending within the Plan Year determined without regard to the Benefit Limitations and without regard to any election to defer compensation under Section 6 of this Plan (or any other nonqualified deferred compensation plan maintained by the Participant's Employer) over
     (ii) the amount of contributions allocated to the account of the Participant under the Retirement Plan for that calendar year; plus

          (b) earnings or losses periodically deemed to have accrued on the Participant's Retirement Benefits pursuant to the Investment Rules.

     4.2 The Retirement Benefits of a Participant may include additional contribution amounts determined, and set forth in a written resolution, by the Committee (or, in the case of Participants who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a subcommittee appointed by the Committee) in its discretion (any such additional amounts shall be adjusted for earnings or losses periodically deemed to have accrued on such additional Retirement Benefits pursuant to the Investment Rules).

                                   SECTION 5

                                SAVINGS BENEFITS

     5.1 As a condition of receiving Savings Benefits, a Participant must have elected to make compensation reduction contributions on his or her behalf to the Savings Plan in an amount at least equal to the maximum allowed by Section 402(g) of the Code.

     5.2 Subject to the provisions of Section 8 (Vesting and Payment), the amount of Savings Benefits payable to or in respect of a Participant shall equal the sum of:

          (a) the aggregate amount (if any) by which any employer matching contributions which an Employer otherwise would make, or be deemed to make, under the Savings Plan with respect to the Participant are limited during any calendar year (i) by the Benefit Limitations or (ii) because of any election to defer compensation under Section 6 of this Plan (or any other nonqualified deferred compensation plan maintained by the Participant s Employer); plus

          (b) earnings or losses periodically deemed to have accrued on the Participant's Savings Benefits pursuant to the Investment Rules.

                                   SECTION 6

                             DEFERRED COMPENSATION

     6.1 Each Participant may execute and file with the Company a Compensation Reduction Agreement electing that either or both of the following be payable only as Deferred Compensation under the Plan:

          (a) salary or Board of Directors retainer or fees otherwise payable to the Participant during a Plan Year, in multiples of 5% of such salary or Board of Directors fees, rounded to the nearest $100 (or such other percentages or amounts as the Committee may specify); provided, however, that no such election shall result in the current payment of salary at a rate below $15,000 per Plan Year (or such other minimum amount that the Committee may specify);

          (b) bonus amounts otherwise payable to the Participant with respect to a Plan Year, in multiples of 5% of such amounts, rounded to the nearest $1,000 (or such other percentages or amounts as the Committee may specify); provided, however, that no such election shall result in deferral of more than 100% of the Participant's bonus with respect to any Plan Year.

     6.2 (a) The election to defer compensation pursuant to Section 6.1 must be made no later than the December 31 immediately preceding the commencement of the Plan Year for which such deferral is to take effect. Notwithstanding the foregoing, a Participant may make such an election within 30 days after first becoming eligible to participate in the Plan, with respect to (i) salary or Board of Directors retainer or fees payable after the effective date of the election or (ii) bonus payments to be made for performance during the Plan Year in which the election is made. Notwithstanding any provision of this Plan to the contrary, a Participant's election to defer salary or bonus in effect immediately prior to the Effective Date hereof under the Company's Retirement Equity and Deferred Compensation Plan or the Deferred Compensation and Supplemental Retirement Plan-II shall continue in effect under this Plan for salary or bonus payable on or after the Effective Date.

     (b) The election to defer compensation pursuant to a Compensation Reduction Agreement shall be irrevocable and shall continue in effect for the Plan Year to which it applies, and a Participant may make an irrevocable election with respect to the deferral of compensation which shall remain in effect for all future Plan Years until changed in writing, which change (except to the extent its effective date is deferred pursuant to Section 7) shall apply prospectively to the Plan Year beginning after the date of the written change of election. Elections for subsequent Plan Years shall not affect Deferred Compensation from prior years, which shall be distributed only in accordance with the terms of the Plan.

     6.3 Deferred Compensation shall be adjusted periodically to reflect deemed earnings or losses in accordance with the Investment Rules.

                                   SECTION 7

                   INVESTMENT RULES FOR COMPANY COMMON STOCK

     7.1 Participants who are selected and designated by the Committee as Equity Participants or as Global Equity Participants may elect to have the deemed investment earnings or losses on their benefits payable under the Plan determined on the basis of deemed investments in Common Stock pursuant to the rules set forth in this Section 7. Subject to adjustment as set forth in Section
7.5 hereof, the maximum number of shares of Common Stock in which Equity Participants and Global Equity Participants may be deemed to have invested pursuant to this Plan shall be 500,000.

     7.2 Each Equity Participant may make a written irrevocable election (in accordance with the rules established from time to time by the Committee) to have all or a portion of his or her Retirement Benefits, Savings Benefits and Deferred Compensation (collectively the "Benefits") deemed invested in Common Stock; provided, however, that such an election shall be effective no earlier than six months from the date it is made; and provided further, however, that, notwithstanding any provision of this Plan to the contrary, if any such election is made or is in effect with respect to Deferred Compensation benefits to be deferred under a Compensation Reduction Agreement, a change in the amount of compensation to be deferred pursuant to the Compensation Reduction Agreement shall not go into effect before six months after the date of the change. An Equity Participant may also make a written irrevocable election (in accordance with the rules established from time to time by the Committee) to change his or her deemed investment election from Common Stock to another deemed investment alternative available under the Investment Rules; provided, however, that such an election shall be effective no earlier than six months from the date it is made; and provided further, however, that, notwithstanding any provision of this Plan to the contrary, if any such election is made or is in effect with respect to Deferred Compensation benefits to be deferred under a Compensation Reduction Agreement, a change in the amount of compensation to be deferred pursuant to the Compensation Reduction Agreement shall not go into effect before six months after the date of the change.

     7.3 All Benefits that an Equity Participant elects to have deemed invested in Common Stock shall be credited to a bookkeeping account under the Plan in the form of deemed shares of Common Stock. The number of deemed shares of Common Stock so credited shall be equal to the number of shares having an aggregate fair market value on the effective date of the election (no earlier than six months from the date it is made) equal to the amount of Benefits for which the deemed election is made. The Committee, in its discretion, may provide for matching contributions on the following terms: effective on the last day of the Plan Year following each Plan Year during which an election made by an Equity Participant under this Section 7.3 is effective (the "Matching Date"), the Equity Participant's Benefits may be increased by an amount equal to the fair market value on the Matching Date of up to 20% of the number of shares of Common Stock deemed acquired on behalf of such Equity Participant under this Section
7.3 during the preceding Plan Year and such additional benefits shall be deemed to be invested for purposes of the Plan in Common Stock; provided, however, that such additional benefits shall be credited to the Equity Participant's account only if he or she remains employed by the Company and retains his or her deemed investment election in the shares of Common Stock credited during the preceding Plan Year through the Matching Date; provided further, however, that if an Equity Participant's employment terminates before the Matching Date by reason of his or her death or Disability and the Equity Participant has retained his or her investment election through the date of termination, then such additional benefits shall be credited to the Equity Participant's account at the time of termination. The Committee s determination with respect to matching contributions need not be uniform as to all Participants or as to all Benefits of a Participant. Notwithstanding any provision of this Plan to the contrary, Benefits shall be distributable only in cash.

     7.4 In addition, Participants who are selected and designated as Global Equity Participants by the Committee may make an annual election (on such date and in accordance with such rules as established by the Committee) to have up to $2,500 (or such other amount established by the Committee) of their Benefits deemed invested in Common Stock; provided, however, that such an election shall be effective no earlier than six months from the date it is made. All Benefits that a Global Equity Participant elects to have deemed invested in Common Stock shall be credited to a bookkeeping account under the Plan in the form of deemed shares of Common Stock. The number of deemed shares of Common Stock so credited shall be equal to the number of shares having an aggregate fair market value on the effective date of the election (no earlier than six months from the date it is made) equal to the amount of Benefits for which the deemed election is made. Additionally, on the last day of the Plan Year which includes the effective date of the election, the Global Equity Participant's Benefits will be increased by an amount equal to the fair market value on such date of 65% of the number of shares of Common Stock deemed acquired on behalf of such Global Equity Participant pursuant to this Section 7.4 during such Plan Year and such additional benefits shall be deemed to be invested for purposes of the Plan in Common Stock. A Global Equity Participant may not change his or her deemed investment election with respect to such Benefits from Common Stock to another deemed investment alternative available under the Investment Rules.

     7.5 In the event of any recapitalization, reclassification, split-up or consolidation of shares of Common Stock, separation (including a spin-off), dividend on shares of Common Stock payable in capital stock, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or other similar event, the Committee may make such appropriate adjustments in the number and kind of securities or other property in which an Equity Participant's or Global Equity Participant's investment is deemed made under the Plan, and in the aggregate number of shares of Common Stock with respect to which investments may be deemed to be made under the Plan, as the Committee deems equitable with a view toward maintaining the proportionate interest of the Equity Participant or the Global Equity Participant and preserving the value of the Plan.

     7.6 As of each date on which a cash dividend is paid on Common Stock, the account of each Equity Participant and Global Equity Participant shall be credited with a number of deemed shares of Common Stock determined by (i) multiplying the amount of such dividend (per share) by the number of shares of Common Stock in such account, and (ii) dividing the total so determined by the fair market value of a share of Common Stock on the date of payment of such cash dividend. Additions to such accounts pursuant to this Section 7.6 shall continue until the Benefits are fully paid.

                                   SECTION 8

                              VESTING AND PAYMENT

     8.1 Except as provided in Section 8.4, no amount shall be payable to a Participant or his or her Beneficiary under the Plan to the extent it represents Retirement Benefits or Savings Benefits (or earnings thereon) that would have been forfeited under the vesting provisions (if any) of the Retirement Plan or the Savings Plan (as the case may be) if payable thereunder; provided, however, that all Retirement Benefits and Savings Benefits shall become immediately vested in full upon a Change in Control. Deferred Compensation payable to a Participant or his or her Beneficiary under the Plan shall be fully vested at all times.

     8.2 Except as provided in Sections 8.1, 8.3 and 8.4, Retirement Benefits, Savings Benefits and Deferred Compensation shall be paid to a Participant (or to his or her Beneficiary in the event of the Participant's death) either:

          (i) in a cash lump sum within 30 business days after the first date on which the Participant is no longer employed by an Employer or any other subsidiary or affiliate of the Company (with the payment including all deemed earnings or losses calculated in accordance with the Investment Rules through such date); or

          (ii) in a cash lump sum within 30 business days after the first anniversary of the date on which the Participant is no longer employed by an Employer or any other subsidiary or affiliate of the Company (with the payment including all deemed earnings or losses calculated in accordance with the Investment Rules through such anniversary), if elected by the Participant in accordance with the provisions of Section 8.3 and if such termination of employment is (x) for a reason other than death and occurs after the sum of the Participant's age and full years of service with the Company, its subsidiaries or affiliates equals at least 55 or (y) by reason of Disability; or

          (iii) in annual installments for up to fifteen years following such termination of employment, if elected by the Participant in accordance with the provisions of Section 8.3 and if such termination of employment is (x) for a reason other than death and occurs after the sum of the Participant's age and full years of service with the Company, its subsidiaries or affiliates equals at least 55, or (y) by reason of Disability. The first such installment shall be payable within 15 business days after the end of the fiscal quarter (based on a January 31 fiscal year) during which termination of employment occurs (or the fiscal quarter during which the first anniversary of termination of employment occurs if elected by the Participant in accordance with the provisions of Section 8.3), and each subsequent installment shall be payable within 15 business days after the end of each fiscal quarter which includes the anniversary of such termination. The amount of each such installment shall be determined by dividing the amount credited to the Participant under the Plan at the end of the fiscal quarter (including all deemed earnings or losses, calculated in accordance with the Investment Rules, credited through such date) by the number of installments remaining to be paid.

     8.3 Each Participant may elect to be paid under the Plan in a lump sum under Section 8.2(i) or, upon termination of employment due to Disability or for a reason other than death and the sum of the Participant's age and full years of service with the Company, its subsidiaries or affiliates equals at least 55, in a deferred lump sum under Section 8.2(ii) or in up to fifteen annual installments under Section 8.2(iii). Such an election must be made in the form designated by the Committee from time to time, must be made within 30 days after a Participant first becomes eligible to participate in the Plan, and shall be irrevocable once filed with the Company; provided, however, that the Committee may in its discretion permit a Participant to file a new election as to the form of payment if such election is filed (and such permission is granted) at least one year in advance of termination of employment; provided further, however, that a Participant's payment election in effect immediately prior to the Effective Date hereof under the Company's Retirement Equity and Deferred Compensation Plan or the Deferred Compensation and Supplemental Retirement Plan-II shall continue in effect under this Plan unless modified as set forth above. In the absence of a timely election by a Participant pursuant to the first sentence of this Section 8.3, the Participant shall be deemed to have elected to be paid in a lump sum under Section 8.2(i).

     8.4 Notwithstanding the provisions of Sections 8.1, 8.2 or 8.3 to the contrary, each Participant's Retirement Benefits, Savings Benefits and Deferred Compensation shall (to the extent not previously paid) be payable (i) to the Participant in a cash lump sum as soon as practicable, but not later than 10 business days, after a Change in Control (including all deemed earnings or losses credited through the date of the Change in Control, calculated in accordance with the Investment Rules), or (ii) to the Participant's Beneficiary in a cash lump sum as soon as practicable following the Participant's death (including all deemed earnings or losses credited through the date of death, calculated in accordance with the Investment Rules).

                                   SECTION 9

                               SOURCE OF PAYMENT

     9.1 All payments provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Participant or his or her Beneficiary from any trust or special or separate fund established by the Company to assure such payments. The Company shall establish and maintain a trust, the assets of which shall be subject to the claims of the Company's creditors in the event of the Company's insolvency, in order to provide a source of funds to assist it in the meeting of its liabilities hereunder. At the end of each Plan Year and at the time of termination of employment of a Participant, the Company shall be required to irrevocably deposit additional cash or other property to the trust in an amount sufficient to pay each Participant who has terminated employment with the Company prior to such time (or his or her Beneficiary) the benefits of such Participant accrued pursuant to the terms of the Plan as of the close of the Plan Year (or in the case of a termination of employment, as of the time of such termination). Amounts payable to Participants or Beneficiaries hereunder shall be payable from the assets of such trust. To the extent that any Participant or Beneficiary acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                                   SECTION 10

                 ADMINISTRATION AND INTERPRETATION OF THE PLAN

     10.1 The Plan shall be administered by the Committee. The Committee shall have full discretion, power and authority to interpret, construe and administer the Plan, to provide for claims review procedures, and to review claims for benefits under the Plan. The Committee's interpretations and constructions of the Plan and the actions taken thereunder by the Committee shall be binding and conclusive on all persons and for all purposes.

     10.2 To the extent that the Plan provides benefits which would be provided under the Retirement Plan or Savings Plan but for the limitations imposed by
Section 415 of the Code, the Plan is intended to be an "excess benefit plan" within the meaning of the Act. To the extent that the Plan provides other benefits, the Plan is intended to be an unfunded deferred compensation plan "for a select group of management or highly compensated employees" within the meaning of the Act. Each provision of the Plan shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall, to that extent, be disregarded. Notwithstanding any other provisions of the Plan to the contrary, if at any time the Committee determines that an employee selected to be a Participant does not satisfy the criteria for such a "select group" within the meaning of the Act, such employee shall be deemed not to have participated in the Plan and shall have accrued no benefit under the Plan; provided, however, that the Company shall make an immediate lump-sum payment to the employee equal to the amount of benefits the employee would have accrued under the Plan as of the date of such determination if the employee had been a Participant in the Plan.

     10.3 The Committee shall establish and maintain Plan records and may arrange for the engagement of such accounting, actuarial or legal advisors, who may be advisors to the Company, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such advisors engaged by the Committee. The Committee may appoint a subcommittee (which may include one or more Participants) to assist it in carrying out its administrative duties under the Plan as they relate to Participants who are not subject to Section 16 of the Exchange Act.

     10.4 To the maximum extent permitted by law, no member of the Board of Directors, the Committee or any subcommittee appointed pursuant to Section 10.3 hereof shall be personally liable by reason of any contract or other instrument executed by him or her or on his or her behalf in his or her capacity as a member of the Board of Directors, the Committee or such subcommittee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Board of Directors, the Committee, and any subcommittee appointed pursuant to Section 10.3 hereof and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                                   SECTION 11

                           AMENDMENT AND TERMINATION

     11.1 The Plan may be amended, suspended or terminated, in whole or in part, by the Committee, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action, as determined by the Committee; provided, however, that any such amendment shall be subject to the approval of the Company's shareholders to the extent such approval is required in order to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                                   SECTION 12

                          DESIGNATION OF BENEFICIARIES

     12.1 Each Participant who participates in the Plan shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

     12.2 If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his or her Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

                                   SECTION 13

                               GENERAL PROVISIONS

     13.1 Any subsidiary or affiliate of the Company may, upon approval by the Committee, adopt the Plan and become an Employer under the terms of the Plan. Each Employer shall bear the costs of the benefits provided under the Plan with respect to persons employed by it (subject to the allocation of costs among Employers by the Committee, in the case of Participants employed by more than one Employer). However, the Company shall be liable to each Participant for all payments provided for under the Plan, except as otherwise provided in Section
9.1 hereof.

     13.2 This Plan shall be binding upon and inure to the benefit of the Company, its subsidiaries and affiliates, and their successors and assigns and the Participant, his or her Beneficiary or designees and his or her estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

     13.3 Neither the Plan nor any action taken hereunder shall be construed as giving to a Participant or any employee the right to be retained in the employ of an Employer or any other subsidiary or affiliate of the

Company or as affecting the right of an Employer or such a subsidiary or affiliate to dismiss any Participant or employee with or without cause.

     13.4 The Company may provide for the withholding from any benefits payable under this Plan all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     13.5 No right to any amount payable at any time under the Plan may be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law, except as provided expressly herein as to payments to a Beneficiary or as may otherwise be required by law.

     13.6 If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his or her affairs because of illness or accident, or has died, then the Committee, if it so elects, may direct that any payment due him or her or his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of his or her spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefor of the Company, the Plan or the Committee or any member, officer or employee thereof.

     13.7 All elections, designations, requests, notices, instruction, and other communications from a Participant, Beneficiary or other person to the Committee or the Company pursuant to the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

     13.8 Except as otherwise expressly provided, the benefits payable under this Plan shall be in addition to all other benefits provided for employees of the Company.

     13.9 The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

     13.10 To the extent not preempted by Federal law, this Plan shall be governed by the laws of the State of New York, without regard to the principles of conflict of laws thereof, as from time to time in effect.

Item 1-Election of the following nominees as Directors:                          Item 2-Ratify the Appointment of KPMG Peat Marwick
                                                                                     L.L.P. as Independent Auditors
        For         Withheld    P.M.F. Cheng, W.A. Corbett, T.N. Davidson,                   FOR          AGAINST         ABSTAIN
                    For All     R.M. Gates, L.F. Kahl, V.D. Laurenzo, W.D.                   /  /          /  /            /  /
                                McKeough, B.H. Nicholson, V.A. Rice,
                                W.S. Rustand, W.R. Teschke and R.H. Warrender.

       /  /         /  /        Withheld For: (Enter the name of the nominee
                                you wish to withhold authority to vote)
                                ______________________________________________

Item 3-Approve the Amendments to the Shareholder                     Item 4-Approve the Supplemental
       Value Incentive Plan                                                 Retirement and Deferral
                                                                            Compensation Plan for Employees
FOR          AGAINST         ABSTAIN                                  FOR          AGAINST       ABSTAIN
/  /          /  /            /  /                                    /  /          /  /          /  /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 5.            The undersigned hereby acknowledges
    Item 5-Consider a Shareholder Proposal relating                   receipt of the Notice of Annual
       to Director Compensation                                       Meeting of Shareholders and a
                                                                      Proxy Statement for the Annual Meeting.
       FOR          AGAINST         ABSTAIN
       /  /          /  /            /  /                             Dated:____________________________,1996

                                                                      _______________________________________

                                                                      _______________________________________
                                                                      (Signature if held jointly)

                                                       FOLD AND DETACH HERE



PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ON THIS PROXY AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER NAMED SHOULD SIGN.

                              VARITY CORPORATION
                             WORLD HEADQUARTERS
                             672 DELAWARE AVENUE
                           BUFFALO, NEW YORK  14209

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Neil D. Arnold, Frederick J. Chapman or Kenneth L. Walker, proxies of the undersigned with power of substitution to vote all shares of stock of the undersigned in Varity, a Delaware corporation, with like effect as if the undersigned were personally present and voting at the annual meeting of shareholders of Varity to be held on May 23, 1996 and at any adjournment or adjournments thereof, one the following matters and, at their discretion, upon any other business which may properly come before the meeting.

        Anyone giving a proxy may revoke it at any time prior to the voting thereof by signing, dating and delivering a subsequent proxy or written notice to the Corporate Secretary of Varity or by attending the meeting and notifying the Corporate Secretary of his or her intention to vote in person.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


                             FOLD AND DETACH HERE